UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ]	Soliciting Material under §210.14a-12

PGT INNOVATIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 22, 2019

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2019 annual meeting of stockholders, to be held on Wednesday, May 22, 2019, at 1:30 p.m., local time, at the Sarasota Yacht Club, 1100 John Ringling Boulevard, in Sarasota, Florida.

This document includes the notice of the annual meeting of stockholders and the proxy statement. The proxy statement is important to our corporate governance process. It describes the various proposals to be voted upon during the annual meeting of stockholders, solicits your vote on those proposals, provides you with information about our Board of Directors and executive officers and provides other information concerning PGT Innovations, Inc. that we believe you should be aware of when you vote your shares.

Your vote is important to us. If you hold your shares through a broker, your broker cannot vote on certain proposals without your instruction. Please use your proxy card or voter instruction form to inform us, or your broker, how you would like to vote your shares on the proposals in the proxy statement.

On behalf of the Board of Directors of PGT Innovations, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT Innovations, Inc. and I hope you will be able to join us on May 22nd for our 2019 annual meeting of stockholders.

Sincerely,

Rodney Hershberger

Chair of the Board

PGT INNOVATIONS, INC.

1070 TECHNOLOGY DRIVE

NORTH VENICE, FLORIDA  34275

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The PGT Innovations, Inc. (the “Company”) 2019 annual meeting of stockholders (the “Meeting”) will be held at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236 on Wednesday, May 22, 2019, beginning at 1:30 p.m., local time, for the purposes of considering and voting on the following matters:

1.To elect two directors, nominated by our Board of Directors, to serve until our 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year;

3.To approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan;

4.To approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan;

5.To approve the compensation of our Named Executive Officers (“NEOs”), on an advisory basis;

6.To vote on the frequency of the vote on the compensation of our NEOs, on an advisory basis; and

7.To act on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Information relating to these items, including our Board of Director’s recommendations for how you should vote on them, is provided in the accompanying proxy statement. Only stockholders of record at the close of business on April 16, 2019 are entitled to receive notice of and to vote at the Meeting.

If you were a stockholder of record on April 16, 2019, you are encouraged to vote in one of the following ways, whether or not you plan to attend the Meeting:  (1) by telephone; (2) via the Internet; or (3) by completing, signing and dating a written proxy card and returning it promptly to the address indicated on the proxy card.

By Order of the Board of Directors,
Jeffrey T. Jackson
Chief Executive Officer and President

North Venice, Florida

April 22, 2019

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT Innovations, Inc. is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request. Please direct all requests to our Chief Financial Officer, who is our acting Secretary, at 1070 Technology Drive, North Venice, Florida 34275 or at (800) 282-6019.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or call toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (866) 540-7095. Additional information regarding householding of disclosure documents should have been forwarded to you by your broker. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to household until we notify you otherwise.

PGT INNOVATIONS, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 22, 2019

INTRODUCTION

The 2019 annual meeting of stockholders (the “Meeting”) of PGT Innovations, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) will be held on Wednesday, May 22, 2019, beginning at 1:30 p.m., local time, at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236. This proxy statement is dated April 22, 2019 and is being first delivered to Company stockholders on or about April 22, 2019.

Our Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice of annual meeting of stockholders and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted proxy substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares of our common stock represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares of our common stock will be voted “FOR” each of the director nominees in Proposal 1, to serve until our 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, “FOR” Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year, “FOR” Proposal 3, approval of the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan, “FOR” Proposal 4, approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan, “FOR” Proposal 5, approval of our NEO compensation, on an advisory basis, and “ONE YEAR” as the option of Proposal 6, an advisory vote on the frequency of the vote on the approval of our NEO compensation. Any proxy may be revoked at any time before its exercise by notifying the Chief Financial Officer, who is our acting Secretary, in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on Wednesday, May 22, 2019:

The Proxy Statement for the Meeting, our Annual Report to Stockholders and our
Annual Report on Form 10-K for the Fiscal Year Ended December 29, 2018
are available at www.proxydocs.com/PGTI.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Meeting. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used at the Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented at the Meeting, even if they cannot attend the meeting in person. Our Board of Directors has designated Jeffrey T. Jackson and Sherri Baker to vote the shares of our common stock represented by valid proxies at the Meeting.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 16, 2019, the “record date” for the Meeting. Your shares of our common stock can be voted at the Meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Meeting?

The holders of a majority of the issued and outstanding shares of our common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Meeting. On the record date, 59,039,393 shares of our common stock were issued and outstanding. Shares of our common stock represented by valid proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares of our common stock represented by valid proxies received but reflecting broker nonvotes, will be counted as present at the Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented at the Meeting in person or by valid proxy is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the proposals presented at the meeting.

What proposals will require my vote?

You are being asked to vote on the following proposals:

1.	to elect two directors to serve until our 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;
2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year;
3.	to approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan;
4.	to approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan;
5.	to approve the compensation of our NEOs, on an advisory basis; and
6.	to vote on the frequency of the vote on the compensation of our NEOs, on an advisory basis.

What vote is required to elect directors or approve or vote on each proposal, and how will my vote be counted?

Proposal 1-Election of Directors

Stockholders may vote “FOR”, “WITHHOLD” or “ABSTAIN” for both of the director nominees being considered pursuant to Proposal 1. Director nominees named in Proposal 1 are elected by a plurality of the votes cast, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected)

will be elected. However, the Company’s Corporate Governance Guidelines provide for a “Plurality Plus” voting standard with respect to the election of directors. Any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election, such as this election, is required to promptly submit an offer of resignation for consideration by the Governance Committee of the Board of Directors. “ABSTAIN” votes are not counted for purposes of determining whether a director is required to submit an offer of resignation.

Shares of our common stock will be voted, if authority to do so is not withheld, for the election of director nominees named in Proposal 1. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director nominee. Broker non-votes are not counted as an “ABSTAIN,” “WITHHOLD” or a “FOR” vote for these purposes.  Further information about our Plurality Plus voting standard is included under the heading “Corporate Governance Guidelines and Code of Conduct and Ethics.”

Proposal 2-Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year. The proposal to ratify the appointment of our independent registered public accounting firm will be approved by the vote of “FOR” of the holders of a majority of shares of our common stock present in person or represented by valid proxy at the Meeting. A vote to “ABSTAIN” will count as a vote “AGAINST” the proposal to ratify the appointment of our independent registered public accounting firm.

Proposal 3-Approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan. The PGT Innovations, Inc. 2019 Employee Stock Purchase Plan will be approved by the vote of “FOR” of the holders of a majority of shares of our common stock present in person or represented by valid proxy at the Meeting. A vote to “ABSTAIN” will count as a vote “AGAINST” the proposal to approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan.

Proposal 4-Approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan. The PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan will be approved by the vote of “FOR” of the holders of a majority of shares of our common stock present in person or represented by valid proxy at the Meeting. A vote to “ABSTAIN” will count as a vote “AGAINST” the proposal to approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan.

Proposal 5-Approve the compensation of our NEOs on an advisory basis

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the compensation of our NEOs on an advisory basis. The vote on Proposal 5 is advisory and not binding on the Company, but the Board of Directors values stockholder opinion and will consider the outcome of the vote, and the selection which receives the majority of votes cast, in determining our executive compensation programs. As such, our Board of Directors seeks the opinion of our stockholders by requesting that our stockholders vote on the compensation of our NEOs, pursuant to Section 14A of the Securities Exchange Act of 1934, as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

Proposal 6-Advisory vote on the frequency of the vote on the compensation of our NEOs

Stockholders may vote by choosing “1 year,” “2 years” or “3 years” or may choose “ABSTAIN” to abstain from voting with respect to the advisory vote on the frequency of the vote on the compensation of our NEOs. The vote on Proposal 6 is advisory and not binding on the Company, but the Board of Directors values stockholder opinion and will consider the outcome of the vote, and the selection which receives the plurality of the votes cast, in determining the frequency of conducting the vote on our executive compensation programs.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•

“FOR” the election of both of the two director nominees named in Proposal 1 to serve until our 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal 1);

•	“FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year (Proposal 2);
•	“FOR” the proposal to approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan (Proposal 3);
•	“FOR” the proposal to approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (Proposal 4);
•	“FOR” the proposal to approve the compensation of our NEOs on an advisory basis (Proposal 5); and
•	“ONE YEAR” as the choice for the frequency of the vote on the compensation of our NEOs (Proposal 6).

How can I vote my shares without attending the Meeting?

Whether you hold shares of our common stock directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares of our common stock held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares of our common stock held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE – If you hold shares of our common stock directly as the stockholder of record, you may vote by the internet or telephone or according to the instructions included on your proxy card. For shares of our common stock held in street name, you may be able to vote by the internet or telephone as permitted by your broker, bank or nominee. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or nominee. Therefore, for shares of our common stock held through a broker, bank or nominee in street name, we recommend that you follow the voting instructions you receive by your broker, bank or nominee.

BY MAIL – If you hold shares of our common stock directly as the stockholder of record, you may vote by mail by completing, signing and dating your proxy card and mailing it in the accompanying enclosed, pre-addressed envelope. For shares of our common stock held in street name, you may vote by mail by completing, signing and dating the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares of our common stock will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the alternatives set forth above, your shares of our common stock will be voted in accordance with your voting instructions, unless you properly revoke your proxy. If you are a stockholder of record and you complete, sign, date and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares of our common stock, we will vote them “FOR” each of the two director nominees named in Proposal 1, “FOR” Proposals 2, 3, 4 and 5, and “ONE YEAR” selected as the option for Proposal 6. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action at the meeting, the persons named on your proxy will vote your shares of our common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares of our common stock in “street name” through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote your shares of our common stock on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year. However, on “non-routine” matters such as the election of directors, the approval of the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan, the approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan, the approval of our NEO compensation on an advisory basis, and the advisory vote on the frequency of the vote on our NEO compensation, your broker, bank or nominee must receive voting instructions from you since it does not have discretionary voting power for these proposals. So long as the broker, bank or nominee has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. Therefore, it is important for you to provide voting instructions to your broker, bank or nominee.

How can I vote my shares in person at the Meeting?

Shares of our common stock held directly in your name as the stockholder of record may be voted in person at the Meeting. SHARES OF OUR COMMON STOCK HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•

filing with our Chief Financial Officer, who is our acting Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

•	submitting a duly executed proxy bearing a later date,
•	voting by telephone or internet on a later date, or
•	attending the Meeting and voting in person.

If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted. You must vote in person at the Meeting to revoke your proxy.

If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, you may revoke your proxy by following the instructions provided by your bank, broker, or other nominee.

All shares of our common stock represented by a valid proxy and not properly revoked will be voted at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares of our common stock are held in a stock brokerage account or by a broker, bank or nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares of our common stock and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares of our common stock. If you do not provide the stockholder of record with voting instructions, your shares of our common stock may constitute broker non-votes. The effect of broker non-votes is more specifically described in the section of this Proxy Statement entitled “What vote is required to approve each proposal or elect directors, and how will my vote be counted?” above.

I am a beneficial holder. How will my shares be voted if I do not return voting instructions?

Your shares of our common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange (“NYSE”), brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Meeting. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year is considered a routine matter.

The election of directors, the approval of employee stock purchase and equity incentive plans and say-on-pay and when-say-on-pay advisory votes are not considered routine matters under the rules of the NYSE. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares of our common stock with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”  In tabulating the voting result for any particular proposal, shares of our common stock that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal, but will be counted as present for determining whether or not a quorum exists. It is very important that you provide voting instructions to your brokerage firm if you want your shares of our common stock to be voted at the Meeting on a non-routine matter.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Meeting, then Jeffrey T. Jackson and Sherri Baker, or any one of them, as proxies will vote the shares of our common stock represented by valid proxies in accordance with their best judgment. For any other matter that may be properly presented at the Meeting but which is not described in this Proxy Statement, the matter will be approved by the vote of the holders of a majority of shares of our common stock present in person or represented by valid proxy at the Meeting, unless a greater vote is required by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws (our “By-Laws”). At the time this Proxy Statement was mailed to stockholders, management was unaware of any other matters that might be presented for stockholder action at the Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have the effect described in the section of this Proxy Statement entitled “What vote is required to approve each proposal or elect directors, and how will my vote be counted?” above.

What do I need to do if I want to attend the Meeting?

Only stockholders, our Board of Directors, director nominees, management of the Company and management’s invited guests are permitted to attend the Meeting. If you are a stockholder of record and wish to attend the Meeting, you must provide valid, government-issued picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record stockholders as of April 16, 2019 to be admitted to the Meeting. If you hold your shares of our common stock through a broker, bank or nominee, more commonly known as holding shares in “street name,” and desire to vote at the Meeting, you must inform your broker, bank or nominee and request a “legal” proxy from the broker, bank or nominee. You will need to bring the legal proxy to the Meeting along with valid, government-issued picture identification. If you do not have a legal proxy, you will not be able to vote at the Meeting. You are, however, still welcome to attend the Meeting, but you must bring your most recent brokerage account statement showing that you owned shares of our common stock as of the record date, along with valid, government-issued picture identification to be admitted to the Meeting. You are advised that if you own shares of our common stock in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.

How will proxies be solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee estimated to be up to $9,000 for the initial solicitation services, plus reimbursement of out-of-pocket expenses.

In addition to solicitation by mail and the Internet, certain officers, directors and employees of the Company may solicit proxies by telephone, email, and facsimile or in person, although no additional compensation will be paid for such solicitation. The Company may also request brokers, banks and nominees to solicit their customers who have a beneficial interest in our common stock registered in their names and will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares of our common stock are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of MacKenzie Partners, Inc., our proxy solicitor, will tabulate the votes, serve as the independent inspector of elections for the Meeting, and certify the final vote on all matters considered at the Meeting.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our 2018 Annual Report to Stockholders is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our 2018 Annual Report to Stockholders and this Proxy Statement are available without charge at www.proxydocs.com/PGTI.

References to our website in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not incorporated into this Proxy Statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention:  Chief Financial Officer, who is our acting Secretary. You are encouraged to access and review all the important information contained in the enclosed proxy materials before voting.

May I propose actions for consideration at the 2020 annual meeting of stockholders?

Yes. For a stockholder to propose any matter for consideration at the 2020 annual meeting of stockholders, you should follow the requirements set forth in our By-Laws, as discussed in the section of this Proxy Statement entitled “Other Business – Stockholder Proposals or Director Nominations for the 2020 Annual Meeting.”

PROPOSAL 1 –
ELECTION OF DIRECTORS

There are currently ten members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, our Board of Directors is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under this arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year.

Our Board of Directors has nominated Mr. Castaldi and Mr. Morgan to be elected at the Meeting to serve again as Class I directors until our 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Mr. M. Joseph McHugh, age 81, another Class I director, who has served on our Board of Directors since his appointment in 2006, is not being nominated to stand for re-election to the Board. Therefore, upon conclusion of the Meeting, the number of members of our Board of Directors will be reduced to nine.

Each director nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares of our common stock that such proxy represents for the election of such other person as our Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THESE
TWO CLASS I DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board of Directors a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. Specific factors considered by our Board of Directors in the process undertaken in searching for and recommending qualified director candidates are described below under “Governance of the Company – Assessment of Director Candidates and Required Qualifications”. The specific individual qualifications, experience, and skills of each of our directors that led to the conclusion that the individual should serve as a director of ours in light of our business and structure are described in the following paragraphs, and we believe that such qualifications, experience, and skills contribute to the Board of Directors’ effectiveness as a whole.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi*	69	Class I Director	2004
William J. Morgan*	72	Class I Director	2007
Brett N. Milgrim*	50	Class II Director	2003
Richard D. Feintuch*	66	Class II Director	2006
Jeffrey T. Jackson	53	Class II Director	2016
Frances Powell Hawes*	64	Class II Director	2019
Floyd F. Sherman *	79	Class III Director	2005
Rodney Hershberger	62	Class III Director	2004
Sheree L. Bargabos*	63	Class III Director	2016

* Denotes director whom our Board of Directors has affirmatively determined to be independent.

Class I - Directors with Terms Expiring in 2019

Alexander R. Castaldi. Mr. Castaldi joined our Board of Directors in 2004. Mr. Castaldi was a Managing Director of JLL Partners, Inc., which he joined in 2003, until his retirement in August 2018, and was previously a Chief Financial Officer of three management buyout firms. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. Our Board of Directors recognizes the extensive experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of significant value to the Company and its stockholders.

William J. Morgan. Mr. Morgan joined our Board of Directors in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program. He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the Board of Directors for KPMG LLP and KPMG Americas. Mr. Morgan is a member of the Board of Directors of Barnes Group, Inc. and is the Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees. Mr. Morgan was a member of the Board of Directors and Audit Committee of the

J. G. Wentworth Company from 2014 until January 2018. Our Board of Directors identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders. Our Board of Directors also recognizes Mr. Morgan’s significant board and audit committee experience and his qualifications as a “financial expert” on the Audit Committee.

CONTINUING DIRECTORS

Class II - Directors with Terms Expiring in 2020

Brett N. Milgrim. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and is the Co-Chair of the Board of Directors of Loar Group, Inc., a business specializing in the design and manufacture of aerospace components. Effective April 4, 2019, Mr. Milgrim was appointed to the Board of Directors of Horizon Global Corporation, one of the world's leading manufacturers of branded towing and trailering equipment. He was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011. Our Board of Directors understands that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is important to the Company and its stockholders.

Richard D. Feintuch. Mr. Feintuch joined our Board of Directors in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law. Mr. Feintuch also is a member of the Board of Directors of J. Crew Group, Inc., an internationally recognized multi-brand apparel and accessories retailer. Our Board of Directors believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

Jeffrey T. Jackson. Mr. Jackson joined PGT Innovations in November 2005 as Vice President and Chief Financial Officer. He has served as our President and Chief Executive Officer since his appointment to that role effective January 1, 2018. In 2006, Mr. Jackson helped lead the Company's IPO and was later named Executive Vice President. In 2014, Mr. Jackson became President and Chief Operating Officer with responsibilities overseeing the Company’s strategic direction. In 2016, Mr. Jackson was appointed to the Board of Directors. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles. In 2004, he joined The Hershey Company as Vice President and Corporate Controller. Prior to Hershey, Mr. Jackson served in positions of increasing responsibility with Schwan’s Bakery, a subsidiary of The Schwan Food Company, including Senior Vice President - General Manager of Emerging Channels and Senior Vice President and CFO. In addition, Jackson worked for Flowers Foods, Inc., The Coca-Cola Company, and KPMG. Mr. Jackson earned a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in Georgia. Mr. Jackson serves on the Board of Directors for Smith Douglas Homes, a private home builder based in Atlanta, Georgia as Chairman of the Audit Committee.

Frances Powell Hawes. Ms. Powell Hawes joined our Board of Directors effective on January 1, 2019. Ms. Powell Hawes has served in senior finance and accounting positions with public and private companies for more than thirty years, including as Chief Financial Officer of NCI Building Systems, Inc., a manufacturer of metal products for the construction industry, and Grant Prideco, Inc., a supplier of premium drill pipe and drill stem accessories. In addition to her extensive finance and accounting experience, Ms. Powell Hawes also has significant mergers and acquisitions experience. Ms. Powell Hawes serves on the boards of directors of two other public companies, Archrock, Inc. and Laredo Petroleum, Inc., and served on the board of Energen Corporation from 2013 until November 2018. Our Board of Directors believes that Ms. Powell Hawes’ extensive experience, including her roles in executive finance and accounting leadership, strengthens our Board of Directors’ ability to provide financial and accounting-related oversight and make other significant contributions to the Company. Ms. Powell Hawes’ committee appointments are expected to be determined at a future meeting of the Board of Directors in 2019.

Class III – Directors with Terms Expiring in 2021

Floyd F. Sherman. Mr. Sherman joined our Board of Directors in 2005.  Mr. Sherman served as Chief Executive Officer of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction, from 2001 until his retirement in 2017. Mr. Sherman also served as a member of the board of directors of Builders FirstSource, Inc. during that time, and continues to serve as a director of Builders FirstSource. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 50 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University. Our Board of Directors understands that Mr. Sherman’s experience of more than 50 years in the building products industry provides him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Rodney Hershberger. Mr. Hershberger, a co-founder of the Company, retired as Chief Executive Officer effective on December 31, 2017, after serving the Company for nearly 40 years. Mr. Hershberger continues to serve on our Board of Directors as Chair. He was named President, and appointed to our Board of Directors, in 2004, and became our Chief Executive Officer in March 2005. Mr. Hershberger’s long tenure as Chief Executive Officer of PGTI, and nearly 40 years of industry experience, provides him with detailed knowledge of the Company and the markets we serve. Mr. Hershberger has extensive experience in serving in code-setting industry organizations and, having founded the Company, creating stockholder value. Our Board of Directors recognizes Mr. Hershberger’s significant contributions to the Company.

Sheree L. Bargabos. Ms. Bargabos joined our Board of Directors in 2016. Ms. Bargabos is a seasoned executive whose career spans more than 35 years at Owens Corning, a global maker of building and composite material systems, until her retirement in 2015. Prior to her most recent role as Vice President, Customer Experience, she spent a decade as the President of Owens Corning’s $2 billion Roofing and Asphalt division. In October 2018, Ms. Bargabos was appointed to the Board of Directors of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States, where she serves on the Audit Committee. Ms. Bargabos earned a B.S. in Chemistry from McGill University and an M.B.A. from Babson College. Our Board of Directors recognizes Ms. Bargabos’ extensive experience in various senior executive management positions and her knowledge acquired over more than 35 years within the building products industry. Our Board of Directors believes that the experience gained by Ms. Bargabos during her tenure with a global leader in the building materials industry makes her highly qualified, has added additional insight and leadership to our Board of Directors and is a valuable asset to the Company.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of the Company, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of the Company and any audit problems or difficulties and management’s response thereto. The Audit Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NYSE Listed Company Manual (the “NYSE Rules”) and SEC rules and regulations), Messrs. Feintuch, McHugh, and Morgan. Mr. Morgan serves as Chair of the Audit Committee. The Audit Committee met seven times during 2018. During several of those meetings, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Audit Committee also met in executive session multiple times with the Company’s Chief Financial Officer, and with its Director of Internal Audit. Our Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate as required by the NYSE Rules; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” as defined by SEC rules and regulations; and (iii) determined that Messrs. Feintuch, McHugh, and Morgan meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Audit Committee members. Mr. McHugh will not stand for re-election at the Meeting, and thus, he will no longer be a board member following the meeting.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee also reviews and reassesses the compensation paid to members of our Board of Directors for their service on our Board of Directors and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met two times in 2018, and members of the Compensation Committee participated in numerous calls and various other interactions discussing compensation issues with members of management, compensation consultants, other members of the Compensation Committee, and our Board of Directors, as well as acting through unanimous written consent. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation - Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Milgrim, and Sherman, all of whom meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Compensation Committee members. Mr. Castaldi serves as Chair of the Compensation Committee.

Governance Committee

The Governance Committee advises our Board of Directors on corporate governance matters and, among other things, assists our Board of Directors in identifying and recommending qualified director candidates. The Governance Committee also reviews and makes recommendations to our Board of Directors on the size and composition of our Board of Directors, independence determinations with respect to continuing and prospective directors, assignments to committees of our Board of Directors and resignations of directors, when appropriate. The Governance Committee also oversees the evaluation of our Board of Directors, the committees and individual directors. The Governance Committee met three times during 2018, and members of the Governance Committee participated in calls and various other interactions discussing governance issues with members of management, external professional advisors, other members of the Governance Committee, and our Board of Directors, as well as acting through unanimous written consent. The Governance Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Governance Committee is comprised of three directors, Ms. Bargabos, and Messrs. Feintuch and Morgan, all of whom meet the independence standards of both the NYSE Rules and SEC rules and regulations. Mr. Feintuch serves as Chair of the Governance Committee.

A summary of the current members of each committee of our Board of Directors is identified in the table below:

Name	Audit Committee	Compensation Committee	Governance Committee
Sheree L. Bargabos			Member
Alexander R. Castaldi		Chair
Richard D. Feintuch	Member		Chair
M. Joseph McHugh	Member
Brett N. Milgrim		Member
William J. Morgan	Chair		Member
Floyd F. Sherman		Member

Ms. Powell Hawes’ committee appointments are expected to be determined at a future meeting of the Board of Directors in 2019.

Board Attendance

For 2018, each of our directors attended 75% or more of the aggregate of all meetings of our Board of Directors and its committees on which he or she served. Pursuant to our Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” all directors are strongly encouraged to attend each of our annual meetings of stockholders in person. Any director who is unable to attend an annual meeting of stockholders in person is expected to notify the Chair of our Board of Directors in advance of such meeting. All members of our Board of Directors attended our 2018 annual meeting of stockholders, except for Mr. Milgrim, who was unable to attend due to a prior outstanding commitment.

Board Leadership and Structure

Mr. Hershberger serves as Chair of our Board of Directors and is the Company’s former Chief Executive Officer. Mr. Hershberger retired effective on December 31, 2017. Mr. Jackson serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has not designated a lead independent director. Our Board of Directors believes that currently there are a number of important advantages for the Company having the position of Chair held by the retired, former Chief Executive Officer. Mr. Hershberger is especially familiar with the Company’s business and industry and capable of assisting the Board in evaluating strategic priorities and discussing execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Mr. Hershberger and Mr. Jackson, the Chief Executive Officer, bring Company-specific experience and expertise. Our Board of Directors believes that the role of Chair being held by our recently-retired, former Chief Executive Officer facilitates information flow between management and our Board of Directors, which are essential to effective governance. Our Board of Directors additionally believes that having a director position filled by a member of the Company’s executive management, specifically the role of President and Chief Executive Officer, adds additional industry and Company-specific experience and expertise and further enhances our Board of Directors’ ability to obtain information and evaluate the effectiveness of the Company’s leadership and operating strategies, and allows Mr. Jackson to serve as a bridge between management and our Board of Directors.

Risk Oversight

The Company’s senior management is responsible for day-to-day risk management, while our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. Our Board of Directors regularly receives information regarding the Company’s credit, liquidity and operations from senior management. During its review of such information, our Board of Directors discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, and considering input from the Compensation Committee, our Board of Directors has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks. Our Governance Committee oversees and is responsible for assessing certain risks specifically in connection with corporate governance principles and guidelines and management of risks associated with the independence of our Board of Directors.

Director Independence

The Company’s common stock trades on the NYSE and, accordingly, we are subject to the NYSE Rules.

Our Corporate Governance Guidelines require that at least a majority of our Board of Directors be independent, consistent with the NYSE Rules. Our Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with the NYSE Rules and SEC rules and regulations. Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Castaldi, Feintuch, Milgrim, Morgan, and Sherman, Ms. Bargabos, and Ms. Powell Hawes are “independent” directors. As part of our Board of Directors’ process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.

Our Board of Directors includes one management director, Mr. Jackson, who serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has determined that Mr. Jackson is not independent under the NYSE Rules and SEC rules and regulations.  In addition, our Board of Directors has determined that Mr. Hershberger, who served as the Company’s Chief Executive Officer until his retirement, effective December 31, 2017, and who continues to serve as a paid consultant to the Company, is not independent under such rules.

As part of its annual evaluation of director independence, our Board of Directors examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the NYSE Rules and SEC rules and regulations. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, our Board of Directors. Our Board of Directors also examined whether there are (or have been within the past year) any transactions or relationships between each director and any executive officer of the Company or its affiliates. As a result of this evaluation, our Board of Directors has affirmatively determined that each independent director named above is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chair of our Board of Directors or the independent directors as a group by sending a communication, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention:  Chief Financial Officer, who is our acting Secretary.

Executive Sessions of Non-Management Directors

In accordance with the NYSE Rules, our Board of Directors typically holds an executive session of non-management and independent directors as a part of every regularly scheduled meeting of our Board of Directors. These executive sessions are chaired by a member of our independent directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Upon the advice and recommendation of our Governance Committee and in accordance with the NYSE Rules, our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address an array of governance issues and principles, including director qualifications and responsibilities, annual performance evaluations of our Board of Directors and meetings of independent directors.

In response to feedback from our shareholder engagement efforts, the Board of Directors revised the Corporate Governance Guidelines in 2018 to include a “Plurality Plus” voting standard for uncontested director elections. Under our Plurality Plus voting standard, any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is required to tender his or her resignation promptly after certification of the election results for consideration by the Governance Committee of the Board of Directors. Broker non-votes, if any, are not counted as either a “WITHHOLD” or a “FOR” vote for these purposes. The Governance Committee will consider the resignation offer, taking into account all facts and circumstances it deems relevant, and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board of Directors will consider the recommendation of the Governance Committee and will determine whether or not to accept the resignation offer within ninety days of certification of the election results. Full details of this policy are set forth in our Corporate Governance Guidelines, which are available in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.

We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees that complies with the NYSE Rules, as well as a Policy on Insider Trading. Our employees are also subject to additional specific policies, guidelines and Company rules governing particular types of conduct or situations. On an annual basis, each director and officer of the Company is required to provide an acknowledgment that he or she has received and reviewed our Code of Ethics and to disclose any related person transactions. In addition, all employees of the Company (including all officers) are required to undergo an annual ethics training program.

Violations of our Code of Ethics by senior financial officers must be reported to the Audit Committee. A copy of the Code of Ethics can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” or by written request to the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer, who is our acting Secretary. There have been no waivers of the Code of Ethics, and we are not aware of any violations of the Code of Ethics.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, or the Code of Ethics and/or any suspected unethical business practices via our continuously monitored hotline.

Assessment of Director Candidates and Required Qualifications

Our Governance Committee is responsible for considering and recommending to our Board of Directors nominees for election as director at our annual meeting of stockholders and nominees to fill any vacancy on our Board of Directors. Our Board of Directors, after taking account of the assessment provided by our Governance Committee, is responsible for considering and recommending to our stockholders, nominees for election as director at our annual meeting of stockholders. In accordance with our Corporate Governance Guidelines, both our Governance Committee and our Board of Directors, in evaluating director candidates, consider the experience, talents, skills and other characteristics of each candidate and our Board of Directors as a whole, in assessing potential nominees to serve as director.

Our Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee have high moral character and personal integrity, a record and reputation for honest, ethical conduct, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. Also, a nominee should demonstrate the ability and judgment to work effectively with other members of our Board of Directors to serve the long-term interests of the Company’s stockholders. In addition to these minimum qualifications, our Governance Committee and our Board of Directors may consider all other information relevant in their business judgment to the decision of whether to nominate a candidate for a director seat taking into account the then-current composition of our Board of Directors.

These factors may include a candidate’s experience, judgment and skills, such as an understanding of: (i) the building products industry and markets; (ii) public company management; (iii) manufacturing and distribution; (iv) industry-relevant technologies; (v) executive compensation and human resources matters; and (vi) accounting and financial management expertise. In addition, diversity of race, ethnicity, gender, and age, are factors our Board of Directors may consider in evaluating candidates for membership to our Board of Directors.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Governance Committee also will consider candidates recommended by stockholders as described below.

Stockholder Recommendations and Nominations for Election to the Board

Our Governance Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at the next annual meeting of stockholders must submit a proposal as described under “Other Business – Stockholder Proposals or Director Nominations for the 2020 Annual Meeting” and otherwise comply with the advance notice provisions and information requirements contained in our By-Laws. The stockholder submission should be sent to the Chief Financial Officer, who is our acting Secretary, at 1070 Technology Drive, North Venice, Florida 34275.

Stockholder nominees are evaluated under the same standards as other candidates for membership to our Board of Directors described above in “Assessment of Director Candidates and Required Qualifications.” In addition, in evaluating stockholder nominees for possible inclusion with our Board of Director’s slate of nominees, our Governance Committee and our Board of Directors may consider any other information they deem relevant, including (i) the factors described above in “Assessment of Director Candidates and Required Qualifications,” (ii) whether there are or will be any vacancies on our Board of Directors, (iii) the size of the nominating stockholder’s holdings in the Company, (iv) the length of time such stockholder has owned such holdings and (v) any statements by the stockholder nominee or the shareholder regarding proposed changes in our operations.

Information about Our Board of Directors and Executive Officers

The biographical information regarding each member of our Board of Directors under the caption “Proposal 1 - Election of Directors” and each of our executive officers under the caption “Executive Compensation - Compensation Discussion and Analysis – Management” is incorporated by reference herein.

PROPOSAL 2 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit our fiscal 2019 consolidated financial statements. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. KPMG LLP has audited our consolidated financial statements since fiscal 2014.

Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. A representative of KPMG LLP will be present at the Meeting, not to make a statement, but to be available to answer appropriate questions. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence, specifically including, but not limited to, the fact that Mr. Morgan is a retired partner of KPMG LLP, as disclosed in detail in Mr. Morgan’s biography under “Class I – Directors with Terms Expiring in 2019.”

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter. All fees for fiscal year 2018 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

PROPOSAL 3 –

APPROVAL OF THE PGT INNOVATIONS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

General

In February 2019, upon recommendation by the Compensation Committee, our Board of Directors approved the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”) and reserved 700,000 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) for issuance under the 2019 ESPP.  The 2019 ESPP was effective on April 15, 2019, subject to stockholder approval on or before the 12-month anniversary of the effective date.  If stockholder approval is not obtained by such 12-month anniversary, the 2019 ESPP will have no effect.  Further, if stockholder approval of the 2019 ESPP is not obtained by the 12-month anniversary of its effective date, any balance in a participant’s 2019 ESPP account will be returned to the participant, without interest, as soon as practicable thereafter.  The purpose and benefits of the 2019 ESPP are described below.

Our stockholders are being asked to approve the 2019 ESPP and the reservation by the Board of Directors of Common Shares under the 2019 ESPP for the purpose of qualifying such Common Shares for special tax treatment under Section 423 of the Internal Revenue Code of 1984, as amended (the “Code”).

Our stockholders previously approved the PGT, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”).  Offering periods under the 2015 ESPP are generally calendar quarters, and no more than 50,000 Common Shares may be issued under the 2015 ESPP in any offering period.  As noted in Proposal 4, if the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan is approved by our stockholders at the Meeting, no further grants may be made under the PGT, Inc. 2014 Omnibus Equity Incentive Plan.  Because the Common Shares available under the 2015 ESPP are limited by the number of Common Shares available for issuance under the PGT, Inc. 2014 Omnibus Equity Incentive Plan, the Company will no longer be able to commence new offering periods under the 2015 ESPP after stockholder approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan.

If the 2019 ESPP is approved, it is expected that there will be sufficient shares available under the 2019 ESPP to satisfy our needs under the 2019 ESPP for approximately ten  years, but the Common Shares available under the 2019 ESPP could last for a different period of time if actual practice does not match current expectations or our share price changes materially.  Based on the closing price on the NYSE for our Common Shares on April 15, 2019 of $14.47 per share, the aggregate market value as of that date of the 700,000 Common Shares requested under the 2019 ESPP was $10,129,000.  The 700,000 Common Shares that will be available under the 2019 ESPP will represent approximately 1.2% of our fully-diluted outstanding Common Shares as of April 15, 2019.

In determining the number of shares to request for approval under the 2019 ESPP, our management team worked with the Compensation Committee and our compensation consultant to evaluate a number of factors, including expected share usage.

Annual purchases under the 2015 ESPP since its adoption in 2015, on average, are presented in the table below. Purchases began in our 2016 first quarter.  The “burn rate” is the ratio of the number of Common Shares issued under the 2015 ESPP during a fiscal year to the number of the Company’s basic weighted average Common Shares outstanding at the corresponding fiscal year end.  Based on our basic weighted average Common Shares outstanding for those three fiscal years, for the last three-fiscal-year period, our average burn rate under the 2015 ESPP was 0.005%. Due to the different, expanded eligibility requirements under the 2019 ESPP, however, we anticipate that the burn rate under the 2019 ESPP may be greater than the burn rate under the 2015 ESPP.

		Fiscal Year
		2018	2017	2016	Average
A	Total Common Shares issued during fiscal year	1,645	2,714	3,748	2,702
B	Basic weighted average Common Shares outstanding	52,460,867	49,521,711	48,855,717	50,279,432
C	Burn rate = A / B	0.003%	0.005%	0.008%	0.005%

As we are also seeking approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan as described in Proposal 4, stockholders may want to consider the information described in both this proposal and Proposal 4 to fully determine the consequences of both proposals.

The principal features and purpose of the 2019 ESPP are summarized below. The following summary of the 2019 ESPP does not purport to be a complete description of all of the provisions of the 2019 ESPP and is qualified in its entirety by reference to the complete text of the 2019 ESPP, which is attached to this proxy statement as Appendix A. Any stockholder who wishes to obtain a copy of the 2019 ESPP may do so upon written request to the Senior Vice President, Human Resources of the Company at our principal executive offices.

Summary of the 2019 ESPP

Purpose.  The 2019 ESPP provides eligible employees of the Company and eligible employees of designated affiliates of the Company an opportunity to acquire a proprietary interest in the future of the Company through the purchase of Common Shares.  The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Shares Issuable.  Subject to adjustment as provided in the 2019 ESPP, the maximum aggregate number of Common Shares that may be issued under the 2019 ESPP is 700,000 Common Shares and will consist of authorized but unissued or reacquired Common Shares, Common Shares purchased in the open market, or any combination thereof.  If an outstanding purchase right (as defined below) for any reason expires or is terminated or canceled, the Common Shares allocable to the unexercised portion of that purchase right will again be available for issuance under the 2019 ESPP.

Plan Administration.  The 2019 ESPP provides that the 2019 ESPP will generally be administered by the Compensation Committee or such other committee or subcommittee of the Board of Directors, if any, duly appointed to administer the 2019 ESPP and having such powers in each instance as specified by the Board of Directors (except that the Board of Directors may administer the 2019 ESPP in certain circumstances as further described in the 2019 ESPP).  References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board of Directors, as applicable.  Subject to the terms of the 2019 ESPP, the Committee will determine all of the relevant terms and conditions of purchase rights. However, all participants granted purchase rights for an offering provided for under the 2019 ESPP will have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Generally, any and all interpretations, actions, decisions and determinations taken or made by the Committee in the exercise of its discretion under the 2019 ESPP or any agreement under the 2019 ESPP will be final, binding and conclusive (except as otherwise provided in the 2019 ESPP). All expenses reasonably incurred by the Company in the administration of the 2019 ESPP will be paid by the Company.

Any officer of the Company will have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in the 2019 ESPP, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election.

The Committee will have the power, in its discretion, to establish separate, simultaneous or overlapping offerings having different terms and conditions and to designate the Company and the subsidiaries of the Company that may participate in a particular offering, provided that each offering individually complies with the terms of the 2019 ESPP and the requirements of Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to the offering will have the same rights and privileges within the meaning of such section.

Generally, the Company may, from time to time, consistent with the 2019 ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the 2019 ESPP, including, without limitation:

•a minimum payroll deduction amount required for participation in an offering;

•a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an offering;

•an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars;

•a payroll deduction greater than or less than the amount designated by a participant in order to adjust for the Company’s delay or mistake in processing a subscription agreement (as described in the 2019 ESPP) or in otherwise effecting a participant’s election under the 2019 ESPP or as advisable to comply with the requirements of Section 423 of the Code; and

•determination of the date and manner by which the fair market value (as defined in the 2019 ESPP) of the Common Shares is determined for purposes of administration of the 2019 ESPP.

All such actions by the Company will be taken consistent with the requirements under Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to an offering will have the same rights and privileges within the meaning of such section, except as otherwise permitted by the 2019 ESPP and the regulations under Section 423 of the Code.

Sub-Plans or Varying Terms for Non-U.S. Employees. The Committee will have the power, in its discretion, to adopt one or more sub-plans of the 2019 ESPP as it deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions, which sub-plans may supersede the provisions of the 2019 ESPP (subject to limitations described in the 2019 ESPP).

Eligibility.  Any employee (as defined in the 2019 ESPP) of the Company or any Company subsidiary or parent designated by the Committee in its discretion is eligible to participate in the 2019 ESPP, except for the following:  (1) any employee who has been employed by the group of participating companies for a period of less than three months as of the first day of an offering period; (2) any employee who is customarily employed by the group of participating companies for 20 hours or less per week; or (3) any employee who is customarily employed by the group of participating companies for not more than five months in any calendar year.  However, no employee is eligible to participate in the 2019 ESPP or receive a purchase right if, immediately after the grant, that employee would own, or hold options to purchase, stock of the Company or of an affiliate possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code (as further described in the 2019 ESPP). As of April 15, 2019, approximately 3,000 employees, including six executive officers, including the CEO, are eligible to participate in the 2019 ESPP.  The basis for participation in the 2019 ESPP is meeting the eligibility requirements and electing to participate.

The Company will generally determine in its discretion whether an individual has become or has ceased to be an employee or an eligible employee and the effective date of such individual’s attainment or termination of such status, as the case may be.  The administrator of the 2019 ESPP may, for offering periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423 of the Code.

Participation in an Offering. Eligible employees become participants in the 2019 ESPP by timely filing with the Company or its designated representative a subscription agreement authorizing payroll deductions (or other method of payment that may be authorized by the Committee under the 2019 ESPP). Each participating employee must authorize contributions pursuant to the 2019 ESPP (as a percentage or dollar amount of the participating employee’s eligible compensation (as defined for purposes of the 2019 ESPP)), which will generally be collected through payroll deductions, except that the Company is permitted to use other methods in the event of certain non-United States offerings as described in the 2019 ESPP.  Such payroll deductions generally may not be less than 1% or more than 15% of a participant's eligible compensation.  A participant’s payroll deductions for each calendar year may not exceed $21,250 in fair market value.  The Committee may change the foregoing limits on payroll deductions effective as of the first day of an offering period.

A participant will automatically participate in the next operating period commencing immediately after the final purchase date of each offering period in which the participant participates provided that the participant remains an eligible employee on the first day of the new offering period and has not either (1) withdrawn from the 2019 ESPP pursuant to the 2019 ESPP’s terms, or (2) terminated employment or otherwise ceased to be an eligible employee as provided in the 2019 ESPP.  A participant may (but is not required to) deliver a new subscription agreement for a subsequent offering period in accordance with the procedures set forth in the 2019 ESPP if the participant desires to change prior elections.

The 2019 ESPP will generally be implemented by sequential offering periods lasting for roughly six months, but the Committee may provide for different offering periods or establish multiple purchase periods within offering periods in accordance with the terms of the 2019 ESPP.

Purchase Rights.  Each participant who is an eligible employee and who has elected to participate is automatically granted an option to purchase Common Shares (a “purchase right”) on the first day of each offering period.  The purchase right will consist of an option to purchase the lesser of (1) the number of whole Common Shares determined by dividing the “dollar limit” by the fair market value of a Common Share on the first day of the offering period or (2) the “share limit.”  The dollar limit is $2,083.33 multiplied by the number of months (rounded to the nearest whole month) in the offering period, rounded to the nearest whole dollar.  Subject to adjustment by the Committee prior to the start of the offering period, the share limit is 300 multiplied by the number of months (rounded to the nearest whole month) in the offering period, rounding to the nearest whole share.  The Committee may, in its discretion and prior to the offering date of any offering period, (1) change the method of, or any of the foregoing factors in, determining the number of Common Shares subject to purchase rights to be granted on such offering date, or (2) specify a maximum aggregate number of Common Shares that may be purchased by all participants in an offering or on any purchase date within an offering period.

In addition, no participant will be granted a purchase right that permits his or her right to purchase Common Shares under the 2019 ESPP to accrue at a rate that, when aggregated with such participant’s rights to purchase Common Shares under all other employee stock purchase plans of a participating company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which the purchase right is outstanding at any time.

Purchase Price. The purchase price at which each of the Common Shares may be acquired in an offering period upon the exercise of all or any portion of a purchase right will be established by the Committee. However, the purchase price on each purchase date will not be less than 85% of the lesser of:

•the fair market value of the Common Shares on the first day of the offering period; or

•the fair market value of the Common Shares on the purchase date.

Purchase of Shares. Generally, on each purchase date of an offering period, each participant who has not withdrawn from the 2019 ESPP and whose participation in the offering has not otherwise terminated before such purchase date will automatically acquire the number of whole Common Shares determined by dividing:

•the total amount of the participant’s payroll deductions accumulated in the participant’s account during the offering period and not previously applied toward the purchase of the Common Shares; by

•the purchase price.

However, in no event will the number of Common Shares purchased by the participant during an offering period exceed the number of Common Shares subject to the participant’s purchase right. No Common Shares will be purchased on a purchase date on behalf of a participant whose participation in the offering or the 2019 ESPP has terminated before such purchase date.

Under the 2019 ESPP, the purchase date is the last day of the applicable offering period or, if determined by the Committee, the last day of each purchase period in the offering period.  During an offering period, a participant may elect to stop deductions from his or her compensation by delivering to the Company or its designated representative (including the 2019 ESPP administrator) a cancellation notice as described in the 2019 ESPP. Upon such cancellation, the balance in the participant’s 2019 ESPP account will be returned to the participant as soon as administratively practicable.

If the number of Common Shares that might be purchased by all participants on a purchase date exceeds the number of Common Shares available in the 2019 ESPP or the maximum aggregate number of Common Shares that may be purchased on such purchase date pursuant to a limit established by the Committee in accordance with the 2019 ESPP, the Company will make a pro rata allocation of the Common Shares available as described in the 2019 ESPP. Any cash balance remaining in a participant’s account following any purchase date will be refunded to the participant as soon as practicable after such purchase date. However, if the cash balance to be returned to a participant is less than the amount that would have been necessary to purchase an additional whole Common Share on such purchase date, the Company may retain the cash balance in the participant’s account to be applied toward the purchase of Common Shares in the subsequent purchase period or offering period.

Any portion of a participant’s purchase right remaining unexercised after the end of the offering period to which the purchase right relates will expire immediately upon the end of the offering period.

Nontransferability of Purchase Rights. Neither payroll deductions or other amounts credited to a participant’s account nor a participant’s purchase right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the 2019 ESPP or by will or the laws of descent and distribution. A designation of a beneficiary pursuant to the terms of the 2019 ESPP will not be treated as a disposition. A purchase right is exercisable during the lifetime of the participant only by the participant.

Termination of Employment. Upon a participant’s ceasing, prior to a purchase date, to be an employee of the group of participating companies for any reason, including retirement, disability or death, or upon the failure of a participant to remain eligible to participate in the 2019 ESPP, the participant’s participation in the 2019 ESPP will terminate immediately. In such event, the participant’s account balance that has not been applied toward the purchase of Common Shares will be returned to the participant or the participant’s designated beneficiary or legal representative, and all of the participant’s rights under the 2019 ESPP will terminate. Interest will generally not be paid on sums returned. A participant whose participation has been terminated may again become eligible to participate in the 2019 ESPP by satisfying the plan’s eligibility and enrollment requirements.

Adjustments. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Common Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than the Common Shares (excepting regular, periodic cash dividends) that has a material effect on the fair market value of the Common Shares, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the 2019 ESPP, the limit on the shares that may be purchased by any participant during an offering (as described in the 2019 ESPP) and each purchase right, and in the purchase price in order to prevent dilution or enlargement of participants’ rights under the 2019 ESPP.  Conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.”

If a majority of the shares that are of the same class as the shares that are subject to outstanding purchase rights are exchanged for, converted into, or otherwise become shares of another corporation (the “new shares”), the Committee may unilaterally amend the outstanding purchase rights to provide that the purchase rights are for new shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding purchase rights will be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and in no event may the purchase price be decreased to an amount less than the par value, if any, of the shares subject to the purchase right. The adjustments determined by the Committee will be final, binding and conclusive.

Change in Control.  In the event of a change in control (as defined in the 2019 ESPP) of the Company, the surviving, continuing, successor, or purchasing corporation or its parent, as the case may be (the “acquiring corporation”), may, without the consent of any participant, assume or continue the Company’s rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the acquiring corporation’s stock. If the acquiring corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then current offering period will be accelerated to a date before the date of the change in control specified by the Committee, but the number of Common Shares subject to outstanding purchase rights will not be adjusted. All purchase rights which are neither assumed or continued by the acquiring corporation in connection with the change in control nor exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.

Amendment and Termination of the Plan.  Generally, the 2019 ESPP will continue in effect until the earliest of (1) its termination by the Committee, (2) the issuance of all shares available for issuance under the 2019 ESPP and (3) the day before the ten-year anniversary of the effective date of the 2019 ESPP.

The Committee may at any time amend, suspend or terminate the 2019 ESPP, except that:

•no such amendment, suspension or termination will affect purchase rights previously granted under the 2019 ESPP unless expressly provided by the Committee; and

•no such amendment, suspension or termination may adversely affect a purchase right previously granted under the 2019 ESPP without the consent of the participant, except to the extent permitted by the 2019 ESPP or as may be necessary to qualify the 2019 ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.

In addition, an amendment to the 2019 ESPP must be approved by the stockholders of the Company within twelve (12) months of the adoption of the amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the 2019 ESPP or would change the definition of the companies that may be designated by the Committee as participating companies.

In the event that the Committee determines that continuation of the 2019 ESPP or an offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress:

•terminate the 2019 ESPP or any offering period;

•accelerate the purchase date of any offering period;

•reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the fair market value on the purchase date);

•reduce the maximum number of Common Shares that may be purchased in any offering period; or

•take any combination of the foregoing actions.

Withholding.  At the time a participant’s purchase right is exercised, in whole or in part, or at the time a participant disposes of some or all of the Common Shares he or she acquires under the 2019 ESPP, the participant will make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any participating company upon exercise of the purchase right or upon such disposition of shares, respectively.  A participating company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary to meet such withholding obligations.

Withdrawal. A participant may withdraw from the 2019 ESPP by signing and delivering to the Company or a representative designated by the Company (including the plan administrator) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an offering period. However, if a participant withdraws from the 2019 ESPP after a purchase date, the withdrawal will not affect Common Shares acquired by the participant on such purchase date.

Upon a participant’s voluntary withdrawal from the 2019 ESPP, the participant’s accumulated account balance that has not been applied toward the purchase of Common Shares will be refunded to the participant as soon as practicable after the withdrawal, generally without the payment of any interest, and the participant’s interest in the 2019 ESPP and the offering will terminate. The amounts to be refunded may not be applied to any other offering under the 2019 ESPP.

New Plan Benefits

Because benefits under the 2019 ESPP will depend on employees’ elections to participate and the fair market value of the Common Shares at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2019 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2019 ESPP.

U.S. Federal Income Tax Consequences

If the Company’s shareholders approve this proposal, the 2019 ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the 2019 ESPP are sold or otherwise disposed of (except that the participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received).  Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the length of the holding period. If the shares are sold or otherwise disposed of more than two years from the applicable entry date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

•the excess of the amount received upon such sale or disposition over the purchase price, or

•the excess of the fair market value of the shares as of the entry date over the purchase price (determined assuming purchase on the entry date).

Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the length of the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.  In all other cases, no deduction is allowed to the Company.

The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and the Company with respect to the 2019 ESPP based on the U.S. Federal income tax laws in effect as of the date of this proxy statement.  It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of participation in the 2019 ESPP.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2019 ESPP with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as soon as practicable after approval of the 2019 ESPP by our stockholders.

Vote Required for Approval

Shareholders may vote “FOR,” “AGAINST,” OR “ABSTAIN” with respect to the proposal to approve the 2019 Employee Stock Purchase Plan.  Assuming a quorum is present, the proposal to approve the 2019 Employee Stock Purchase Plan will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Meeting in favor of the proposal exceed the votes cast against the proposal.  Any shares that are not voted, whether by abstention or otherwise, will have no impact on the outcome of the vote with respect to this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

APPROVING THE PGT INNOVATIONS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 4 –

APPROVAL OF THE PGT INNOVATIONS, INC.

2019 EQUITY AND INCENTIVE COMPENSATION PLAN

General

In February 2019, upon recommendation by the Compensation Committee, our Board of Directors unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Meeting, the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (the “2019 Plan”) to replace the PGT, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Plan”).  We sometimes refer to the 2014 Plan, plus the PGT, Inc. 2006 Equity Incentive Plan, in each case as amended or amended and restated, as the “Predecessor Plans.”

Our Board of Directors is recommending that the Company’s stockholders vote in favor of the 2019 Plan, which will succeed the 2014 Plan.  The 2019 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company.  You are being asked to approve the 2019 Plan.

Stockholder approval of the 2019 Plan would constitute approval of 1,550,000 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) available for awards under the 2019 Plan, as described below and in the 2019 Plan, with such amount subject to adjustment, including under the share counting rules.  Our Board of Directors recommends that you vote to approve the 2019 Plan.  If the 2019 Plan is approved by our stockholders, it will be effective as of the day of the Meeting, and no further grants will be made on or after such date under the 2014 Plan.  Outstanding awards under the 2014 Plan, however, will continue in effect in accordance with their terms.  If the 2019 Plan is not approved by our stockholders, no awards will be made under the 2019 Plan, and the 2014 Plan will remain in effect.

The actual text of the 2019 Plan is attached to this proxy statement as Appendix B.  The following description of the 2019 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Believe You Should Vote for this Proposal

The 2019 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance.  Some of the key features of the 2019 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2019 Plan is critical to achieving this success.  We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.  The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

As of April 15, 2019, 196,056 Common Shares remained available for issuance under the 2014 Plan.  If the 2019 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders.  Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential dilution associated with the 2019 Plan.  This information is as of April 15, 2019.  As of that date, there were 59,910,474 of our fully-diluted Common Shares outstanding:

	Shares	%
Outstanding full-value awards (restricted shares)	692,180	1.2%

Outstanding stock options	896,081	1.5%
Weighted average exercise price of outstanding options	$2.23
Weighted average remaining contractual life of outstanding options in years	1.26

Common Shares subject to potential purchase under the 2015 Employee Stock Purchase Plan	50,000	0.1%

Total Common Shares subject to outstanding awards	1,638,261	2.8%

Common Shares available for future issuance under the 2014 Plan (1)	196,056	0.3%

Total Common Shares subject to outstanding awards under the Predecessor Plans plus Common Shares available for future awards under the 2014 Plan (2)	1,834,317	3.1%

Proposed Common Shares available for future awards under the 2019 Plan (3)	1,550,000	2.6%

Common Shares subject to outstanding awards under the Predecessor Plans plus proposed Common Shares available for future awards under the 2019 Plan (4)	3,384,317	5.7%

(1) No further grants will be made under the 2014 Plan on or after the effective date of the 2019 plan.

(2) Represents current overhang percentage, or potential dilution of our stockholders represented by the Predecessor Plans.

(3) Represents percentage of simple dilution of our stockholders that would occur if the 2019 Plan is approved.

(4) Represents total overhang under the Predecessor Plans and the 2019 Plan.

Based on the closing price on the NYSE for our Common Shares on April 15, 2019 of $14.47 per share, the aggregate market value as of April 15, 2019 of the 1,550,000 Common Shares requested under the 2019 Plan was $22,428,500.

In our last three fiscal years, we granted awards under the 2014 Plan as set forth in the following table.  Based on our basic weighted average Common Shares outstanding for those three fiscal years, for the last three-fiscal-year period, our average burn rate, not taking into account forfeitures, was 0.5%.

		Fiscal Year
		2018	2017	2016	Average
A	Total Common Shares issued during fiscal year	1,645	2,714	3,748	2,702
B	Basic weighted average Common Shares outstanding	52,460,867	49,521,711	48,855,717	50,279,432
C	Burn rate = A / B	0.003%	0.005%	0.008%	0.005%

In determining the number of shares to request for approval under the 2019 Plan, our management team worked with the Compensation Committee and our compensation consultant to evaluate a number of factors, including our recent share usage, criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2019 Plan, the increase in the number of employees expected to receive grants in future years due to our acquisition of

Western Window Systems in 2018, and also due to increases in the target value of equity grants to our executive officers and other senior managers, approved by our Board in 2019, to help bring the total compensation of our executives and managers to, or closer to, the median levels of compensation for similar executives at the peer group utilized by our compensation consultant and Compensation Committee to gauge the market competitiveness of our executive compensation.

As we are also seeking approval of the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan as described in Proposal 3, stockholders may want to consider the information described in both this proposal and Proposal 3, to fully determine the consequences of both proposals.

If the 2019 Plan is approved, we intend to utilize the shares authorized under the 2019 Plan to continue our practice of incentivizing key individuals through equity grants.  We currently anticipate that the shares requested in connection with the approval of the 2019 Plan will last for about four  years, based on our historic grant and forfeiture rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates, or if our share price changes materially.  As noted below, our Compensation Committee retains full discretion under the 2019 Plan to determine the number and amount of awards to be granted under the 2019 Plan, subject to the terms of the 2019 Plan, and future benefits that may be received by participants under the 2019 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years.  We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation.  Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2019 Plan Highlights

Below are certain highlights of the 2019 Plan.  These features of the 2019 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2019 Plan and stockholders’ interests, consistent with sound corporate governance practices.

Reasonable 2019 Plan Limits.  Generally, awards under the 2019 Plan are limited to 1,550,000 Common Shares.  These shares may be shares of original issuance or treasury shares, or a combination of the two.

The 2019 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the 2019 Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 1,550,000 Common Shares.

Limited Share Recycling Provisions.  Subject to certain exceptions described in the 2019 Plan, if any award granted under the 2019 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2019 Plan.  Additionally, if after the effective date of the 2019 Plan, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan.  The following Common Shares will not be added (or added back, as applicable) to the aggregate share limit under the 2019 Plan:  (1) Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2019 Plan, and (2) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2019 Plan.  Further, none of the Common Shares covered by share-settled SARs that are exercised and settled in shares, whether or not all Common Shares covered by the SARs are actually issued to the participant upon exercise, will be added back to the aggregate number of shares available under the 2019 Plan.  In addition, Common Shares withheld by us, tendered or otherwise used to satisfy tax withholdings will not be added (or added back, as applicable) to the aggregate share limit under the 2019 Plan.  If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2019 Plan.

No Repricing Without Stockholder Approval.  Outside of certain corporate transactions or adjustment events described in the 2019 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2019 Plan.

Change in Control Definition.  The 2019 Plan includes a non-liberal definition of “change in control,” which is described below.

Exercise or Base Price Limitation.  The 2019 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2019 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.

No Minimum Vesting Periods.  The 2019 Plan does not provide for any minimum vesting periods.

Code Section 162(m)

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year.  Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code.  This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  Currently, the Company does not anticipate that it will be able to make any grants under the 2019 Plan that will be intended to qualify for the performance-based exception.  To be clear, stockholders are not being asked to approve the 2019 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Summary of Other Material Terms of the 2019 Plan

Administration:  The 2019 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of our Board of Directors designated by the Board of Directors to administer the 2019 Plan.  References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable.  The Committee may from time to time delegate all or any part of its authority under the 2019 Plan to a subcommittee.  Any interpretation, construction and determination by the Committee of any provision of the 2019 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2019 Plan, will be final and conclusive.  To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable.  In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2019 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2019 Plan, and (2) determine the size of such awards.  However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.  The Committee is authorized to take appropriate action under the 2019 Plan subject to the express limitations contained in the 2019 Plan.

Eligibility:  Any person who is selected by the Committee to receive benefits under the 2019 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2019 Plan.  In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2019 Plan.  As of April 15, 2019, the Company had approximately 3,000 employees, three consultants, and eight non-employee directors.  The basis for participation in the 2019 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the 2019 Plan:  Subject to adjustment as described in the 2019 Plan and the 2019 Plan share counting rules, the number of Common Shares available under the 2019 Plan for awards of:

•stock options or SARs;

•restricted shares;

•RSUs;

•performance shares or performance units;

•other share-based awards under the 2019 Plan; or

•dividend equivalents paid with respect to awards under the 2019 Plan;

will not exceed, in the aggregate, 1,550,000 Common Shares, plus any Common Shares that become available under the 2019 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2019 Plan awards.

Share Counting:  Generally, the aggregate number of Common Shares available under the 2019 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2019 Plan.  Additionally, if after the effective date of the 2019 Plan, any Common Shares subject to an award under a Predecessor Plan are forfeited, or an award under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan.

Types of Awards Under the 2019 Plan:  Pursuant to the 2019 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.

Generally, each grant of an award under the 2019 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2019 Plan.  A brief description of the types of awards which may be granted under the 2019 Plan is set forth below.

Stock Options:  A stock option is a right to purchase Common Shares upon exercise of the stock option.  Stock options granted to an employee under the 2019 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both.  Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations.  Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant.  The term of a stock option may not extend more than 10 years from the date of grant.  The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable.  Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options.  Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee.  To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates.  Stock options granted under the 2019 Plan may not provide for dividends or dividend equivalents.

SARs:  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs.  A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable.  SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.  Any grant of SARs may specify management objectives regarding the vesting of such SARs.  A SAR may be paid in cash, Common Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant.  The term of a SAR may not extend more than 10 years from the date of grant.  The Committee may provide in an Evidence of Award for the automatic exercise of a SAR.  SARs granted under the 2019 Plan may not provide for dividends or dividend equivalents.

Restricted Shares:  Restricted shares constitute an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved.  Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

Any grant of restricted shares may specify management objectives regarding the vesting of the restricted shares.  Any grant of restricted shares may require that any and all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which will be subject to the same restrictions as the underlying restricted shares.  Any such dividends or other distributions on restricted shares will be deferred until, and paid contingent upon, the vesting of such restricted shares.  Restricted shares may provide for continued vesting or the earlier vesting of such restricted shares, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

RSUs:  RSUs awarded under the 2019 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify.  Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.  During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment to the grantee of the RSUs and no right to vote them.  Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, provided that dividend equivalents or other distributions on Common Shares underlying RSUs will be deferred until and paid contingent upon the vesting of such RSUs.  Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned.  An RSU may be paid in cash, Common Shares or any combination of the two.

Performance Shares, Performance Units and Cash Incentive Awards:  Performance shares, performance units and cash incentive awards may also be granted to participants under the 2019 Plan.  A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee.  Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.  Each grant will specify the time and manner of payment to the grantee of performance shares, performance units or a cash incentive award that have been earned.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved.  The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Other Awards:  Subject to applicable law and applicable share limits under the 2019 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee.  Common Shares delivered under such an award in the nature of a purchase right granted under the 2019 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2019 Plan.  The Committee may also authorize the grant of Common Shares as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2019 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.  The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional Common Shares, provided that dividend equivalents or other distributions on Common Shares underlying Other Awards will be deferred until and paid contingent upon the earning and vesting of such awards.

Change in Control Definition:  The 2019 Plan includes a definition of “change in control.”  In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2019 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2019 Plan): (1) a person (as defined in the 2019 Plan) is or becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities; (2) individuals who constitute the Board of Directors as of the effective date of the 2019 Plan cease for any reason to constitute at least a majority of the Board of Directors, unless their replacements are approved as described in the 2019 Plan (subject to certain exceptions); (3) there is consummated a merger, amalgamation, or consolidation of the Company or any direct or indirect subsidiary with any other corporation or entity (subject to certain exceptions); or (4) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (subject to certain exceptions).  However, a change in control will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.  Certain additional terms or limitations apply under this definition with respect to awards that are “non-qualified deferred compensation” for purposes of Section 409A of the Code.

Default Change in Control Treatment:  Unless otherwise determined by the Committee and evidenced in an Evidence of Award, in the event that (1) a change in control occurs, and (2) a participant’s employment or service is terminated by the Company, its successor or an affiliate thereof without cause (as defined in the 2019 Plan) or by the participant for good reason (as defined in the 2019 Plan) on or after the effective date of the change in control but prior to twelve (12) months following the change in control, then:

•any unvested or unexercisable portion of any award under the 2019 Plan carrying a right to exercise will become fully vested and exercisable; and

•the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2019 Plan will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be achieved at the target level.

If the Committee determines in its discretion pursuant to the 2019 Plan to accelerate the vesting of stock options or SARs in connection with a change in control, the Committee will also have discretion in connection with such action to provide that all stock options or SARs outstanding immediately prior to such change in control will expire on the effective date of such change in control.

Management Objectives:  The 2019 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.  Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2019 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards:  Except as otherwise provided by the Committee, and subject to the terms of the 2019 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2019 Plan will be transferrable by a participant except by will or the laws of descent and distribution.  In no event will any such award granted under the 2019 Plan be transferred for value.  Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2019 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions:  The Committee will make or provide for such adjustments in:  (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the 2019 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2019 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2019 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.  The Committee will make or provide for such adjustments to the numbers of Common Shares available under the 2019 Plan and the share limits of the 2019 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event.  However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing:  Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2019 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture:  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy.  In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants:  In order to facilitate the making of any grant or combination of grants under the 2019 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2019 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2019 Plan as then in effect unless the 2019 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding:  To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2019 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld.  When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant.  The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income.  In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2019 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, (2) such additional withholding amount is authorized by the Committee, and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction.  Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.

No Right to Continued Employment:  The 2019 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2019 Plan:  The 2019 Plan will become effective on the date it is approved by the Company’s stockholders.  No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2019 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.

Amendment and Termination of the 2019 Plan:  The Board generally may amend the 2019 Plan from time to time in whole or in part.  However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2019 Plan) (1) would materially increase the benefits accruing to participants under the 2019 Plan, (2) would materially increase the number of securities which may be issued under the 2019 Plan, (3) would materially modify the requirements for participation in the 2019 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2019 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively.  Except in the case of certain adjustments permitted under the 2019 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent.  If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2019 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2019 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the 2019 Plan at any time.  Termination of the 2019 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.  No grant will be made under the 2019 Plan on or after the tenth anniversary of the effective date of the 2019 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2019 Plan.

Allowances for Conversion Awards and Assumed Plans.  Common Shares issued or transferred under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2019 Plan limits described above.  Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit or other 2019 Plan limits described above.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2019 Plan because the grant and actual settlement of awards under the 2019 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2019 Plan based on Federal income tax laws in effect.  This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2019 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Shares.  The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”).  However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares.  If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards.  No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards.  Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options.  In general:

•no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code.  If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a SAR.  When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

RSUs.  No income generally will be recognized upon the award of RSUs.  The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2019 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2019 Plan by our stockholders.

Vote Required for Approval

Shareholders may vote “FOR,” “AGAINST,” OR “ABSTAIN” with respect to the proposal to approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan.  Assuming a quorum is present, the proposal to approve the 2019 Equity and Incentive Compensation Plan will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Meeting in favor of the proposal exceed the votes cast against the proposal.  Any shares that are not voted, whether by abstention or otherwise, will have no impact on the outcome of the vote with respect to this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

APPROVING THE PGT INNOVATIONS, INC. 2019 EQUITY AND INCENTIVE

COMPENSATION PLAN.

PROPOSAL 5 –

APPROVAL, ON AN ADVISORY BASIS, OF OUR

EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Meeting to approve the compensation of Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. The non-management members of the Board of Directors and the Compensation Committee will, however, take into account the outcome of this advisory vote when considering future compensation arrangements.

Stockholders are being asked to vote at the Meeting to approve, on an advisory basis, our executive compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our fiscal 2018 executive compensation programs and policies for the Named Executive Officers. The vote on this proposal represents an additional means by which we obtain feedback from our shareholders about executive compensation. Among other responsibilities, our Compensation Committee recommends to our Board of Directors, and our Board of Directors approves, the executive compensation for our named executive officers. We believe the Compensation Committee and Board of Directors have designed our executive compensation policies and procedures in a manner that links pay with performance, while enabling us to competitively attract, motivate and retain key executives, and in a manner that aligns the interests of our named executive officers with those of our shareholders.  Accordingly, we ask for stockholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation, long-term equity-based incentive compensation, and other benefits and perquisites that is closely aligned with each executive officer’s individual performance and the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified Named Executive Officers, and fostering operating performance.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We value the feedback provided by our stockholders. At the 2016 annual meeting of stockholders, approximately 97% of votes cast supported our executive compensation program. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and take into account the views of stockholders regarding the design and effectiveness of our executive compensation program.

The Company expects that the next vote to approve, on an advisory basis, a Say-on-Pay proposal will occur at the 2020 annual meeting of stockholders, subject to the outcome of the advisory vote on the frequency of holding the advisory vote to approve Say-on-Pay proposals generally (see Proposal 6).

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY

TO ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 6 –

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON

EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote on a resolution, at least once every six years, regarding whether the Say-on-Pay proposal described in Proposal 5 of this Proxy Statement should occur every one, two or three years, which is commonly referred to as a “Say-on-Frequency” vote. As the Company’s stockholders last voted on a Say-on-Frequency proposal in 2013, stockholders have the opportunity to vote at the Meeting on the resolution presented below regarding frequency of future Say-on-Pay votes. Stockholders also have the option to abstain from voting on this matter. The Board recommends that you vote for the Say-on-Pay vote to be taken every year.

The Security and Exchange Commission’s rules provide that this vote is advisory and nonbinding. The Compensation Committee and the Board will, however, consider the results of the vote when determining how frequently to submit the Company’s executive compensation policies to stockholders for consideration and voting. You may cast your vote by choosing one year, two years or three years or you may abstain from voting on the resolution below:

RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In making its recommendation, the Board considered that an annual (non-binding) advisory vote on executive compensation was appropriate because (i) it gives the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders, providing the highest level of accountability and direct communication between stockholders and the Board, (ii) it gives stockholders the opportunity to react promptly to emerging trends in compensation and provides feedback before those trends become more pronounced over time and (iii) it follows what has emerged as best practice among our peers.

The Company expects that the next Say-on-Frequency vote will be presented to stockholders in connection with the 2025 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE OPTION OF “1 YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS

ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS

INCLUDED IN OUR PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 16, 2019, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers (“NEOs”) named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of voting shares provided in the table are based on 59,039,393 shares of our common stock issued and outstanding as of April 16, 2019. Beneficial ownership is determined in accordance with SEC rules and regulations and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of our common stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by a family member in their own right. Shares of our common stock issuable upon the exercise of options that are currently exercisable April 16, 2019 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Voting Shares
Beneficial Owners of More Than 5%:
BlackRock, Inc.	9,374,583	(2)	15.9%
Renaissance Technologies Holdings Corporation	3,984,929	(3)	6.7%
The Vanguard Group	3,864,093	(4)	6.5%
T. Rowe Price Associates, Inc.	3,018,486	(5)	5.1%

Non-Employee Directors and Nominees:
Rodney Hershberger	1,678,326	(6)	2.8%
Sheree L. Bargabos	16,072		*
Alexander R. Castaldi	128,656		*
Richard D. Feintuch	100,800		*
Frances Powell Hawes	1,720		*
M. Joseph McHugh	64,948		*
Brett N. Milgrim	53,807		*
William J. Morgan	54,481		*
Floyd F. Sherman	86,874	(7)	*

Named Executive Officers:
Jeffrey T. Jackson	388,991		*
Bradley West	98,478		*
Robert A. Keller	32,233		*
Brent Boydston	28,666		*
Directors and executive officers as a group	2,734,052	(8)	4.6%

* Percentage does not exceed one percent of the total shares eligible to vote.

(1) Unless otherwise indicated, the business address of each person is PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida, 34275.

(2) The information reported is based on a Schedule 13G/A (Amendment No. 7) filed January 31, 2019, with the SEC, in which BlackRock, Inc. reported that at December 31, 2018, it had sole voting power over 9,042,037 shares and sole dispositive power over 9,374,583 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3) The information reported is based on a Schedule 13G/A (Amendment No. 5) filed February 13, 2019, with the SEC, in which Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation reported that at December 31, 2018, both had sole voting power over 3,809,862 shares, sole dispositive power over 3,816,761 shares, and shared dispositive power over 168,168 shares. The principal business address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(4) The information reported is based on a Schedule 13G/A (Amendment No. 1) filed February 11, 2019, with the SEC, in which The Vanguard Group reported that at December 31, 2018, it had sole voting power over 116,770 shares and sole dispositive power over 3,748,123 shares and shared voting power over 4,400 shares and shared dispositive power over 115,970 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5) The information reported is based on a Schedule 13G/A (Amendment No. 1) filed February 14, 2019, with the SEC, in which T. Rowe Price Associates, Inc. reported that at December 31, 2018, it had sole voting power over 538,173 shares and sole dispositive power over 3,018,486 shares. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Includes options outstanding to acquire 551,754 shares of common stock exercisable currently.

(7) Includes options outstanding to acquire 67,797 shares of common stock exercisable currently.

(8) This group is comprised of 13 individuals, and includes options outstanding to acquire 619,551 shares of common stock by all current directors and executive officers exercisable currently.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our equity securities are required by SEC rules and regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 29, 2018, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

Management

The purpose of this section is to provide information about the compensation objectives and policies for our named executive officers (the “NEOs”) and to explain how the Compensation Committee of our Board of Directors made its compensation decisions for 2018.

Our NEOs for 2018, including the titles they held at the end of 2018, are listed below, and consisted of: (i) our President and Chief Executive Officer; (ii) our Senior Vice President and Chief Financial Officer, (iii) our Senior Vice President of Operations; and (iv) our Senior Vice President of Sales.

Name	Age	Position at End of 2018
Jeffrey T. Jackson	53	President and Chief Executive Officer
Bradley West	49	Senior Vice President and Chief Financial Officer
Robert A. Keller	47	Senior Vice President of Operations
Brent Boydston	50	Senior Vice President – Corporate Sales and Marketing

Jeffrey T. Jackson, President and Chief Executive Officer. Mr. Jackson, who was appointed President and Chief Executive Officer effective on January 1, 2018, served as our President and Chief Operating Officer prior to that, beginning in May 2014. Mr. Jackson was elected to our Board of Directors in 2016. Prior to this, Mr. Jackson served as the Company’s Executive Vice President of Operations and Chief Financial Officer. Mr. Jackson joined the Company in November 2005 and helped lead the Company's initial public offering in 2006. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles, including serving as Vice President and Corporate Controller for The Hershey Company, Senior Vice President - General Manager of Emerging Channels, and Senior Vice President and Chief Financial Officer for Schwan’s Bakery, a subsidiary of The Schwan Food Company. In addition, Jackson worked for Flowers Foods, Inc., The Coca-Cola Company and KPMG. Mr. Jackson earned a BBA from the University of West Georgia and is a certified Public Accountant in the State of Georgia. He serves on the Board of Directors for Smith Douglas Homes a private home builder based in Atlanta, Georgia.

Bradley West, Senior Vice President and Chief Financial Officer. Mr. West was appointed as Chief Financial Officer in 2014 and Senior Vice President in 2015. Prior to this, Mr. West served as the Company’s Vice President and Controller. Mr. West joined the Company in 2006 serving as Director of Financial Planning and Analysis, Director of Accounting and Finance, and Vice President and Controller through 2014. In his role as Chief Financial Officer, Mr. West was responsible for the Company’s Accounting and Finance Departments, as well as its Investor Relations, Treasury, and Risk Management functions. As the Company has previously disclosed, effective April 8, 2019, Mr. West was appointed to the newly created position of Senior Vice President of Corporate Development and Treasurer for the Company, and Sherri Baker became the Company’s Senior Vice President and Chief Financial Officer. Mr. West has nearly 20 years of management experience in manufacturing organizations, earned a B.B.A. degree from the University of Michigan, and is a Certified Public Accountant in Georgia.

Robert A. Keller, Senior Vice President of Operations. Mr. Keller joined PGT® Custom Windows and Doors, a PGT Innovations business, in 2016 as Vice President and General Manager. He was promoted to the position of Senior Vice President of Operations on January 1, 2018. Effective as of January 1, 2019, Mr. Keller was appointed to the position of President of the Southeast Business Unit and Senior Vice President of PGT Innovations. His responsibilities include all aspects of operations for CGI®, PGT® Custom Windows and Doors, and WinDoor® brands in Florida, as well as expanded oversight of the business unit, including sales, marketing, and customer service. Prior to joining PGT Innovations, he served as the Vice President of Global Operations for Moen. From 2002 to 2014, he held several roles with Therma-Tru Doors, including Senior Vice President of Operations and Engineering, Plant Manager, and Senior Product Marketing Manager. Mr. Keller earned a Bachelor of Science in Mechanical Engineering from The Ohio State University and a Master of Business Administration from Regis University. He served as a board member of the Window and Door Manufacturer's Association (WDMA) from 2011 to 2014. He is also a lifetime member of The Ohio State Alumni Society and was recognized by the Army National Guard in 2004 as a Center of Influence during Operation Iraqi Freedom.

Brent Boydston, Senior Vice President of Sales . Mr. Boydston joined the Company as Vice President of Sales in 2016 and has over 25 years of sales experience. He was appointed Senior Vice President of Sales effective January 1, 2018 and appointed as Senior Vice President of Corporate Sales and Marketing, R&D, and Strategic Purchasing, effective January 1, 2019. In that role, he is responsible for all aspects of sales and marketing strategy and management for all of the Company’s brands, including PGT Custom Windows & Doors, CGI Windows and Doors, WinDoor and Western Window Systems. Prior to joining the Company, he was Vice President of Sales for Liberty Hardware Manufacturing Corporation, a manufacturer of decorative and functional residential hardware and accessories sold in home centers, retailers and distributor channels across the United States. Mr. Boydston began working for Liberty Hardware Manufacturing Corporation in 2011. Mr. Boydston earned a Bachelor of Business Administration from Baylor University and a Master of Business Administration, Economics and Management from Wake Forest University.

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders. Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the NEOs, must further the following primary objectives, which are to:

•	ensure employee interests are aligned with the enhancement of stockholder value;
•	attract and retain quality leaders;
•	reward consistent and superior Company and individual performance; and
•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the NEOs, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above. Key factors that may increase or decrease compensation include:

•	the nature, scope and level of the individual NEO’s responsibilities;
•	our overall performance and profitability, which we primarily measure by net sales, and earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	our long-term stock price performance and total return to stockholders; and
•	the NEO’s performance compared to goals and objectives.

At our 2016 annual meeting of stockholders, approximately 97% of the votes present were cast in favor of the advisory resolution on our executive compensation. At the 2014 annual meeting of stockholders, approximately 95% of the votes cast were in favor of the proposal to approve the 2014 Omnibus Equity Incentive Plan (the “2014 Omnibus Plan”). We believe these vote results indicate stockholder confidence in our compensation programs. At the Meeting, the Company is holding non-binding, advisory votes on executive compensation and the frequency of future advisory votes on executive compensation. The Compensation Committee will consider the results of the advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program and will also consider the results of the advisory vote on the frequency of future advisory votes on executive compensation when deciding on how often to conduct such votes.

Roles and Responsibilities

Compensation Committee - The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with our President and Chief Executive Officer (the “Chief Executive Officer”), the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of each executive officer’s annual compensation, and evaluating each executive officer’s performance in light of the goals and objectives of the Company’s executive compensation plans; (3) evaluating the appropriate level of compensation for board and committee service by non-employee members of our Board of Directors; (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged; and (5) overseeing the annual cash incentive plan, the long-term equity incentive plan, and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultant, our Chief Executive Officer coordinates the review of the compensation programs for senior management, including the NEOs. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the NEOs, other than the Chief Executive Officer.

Compensation Consultant - In 2018, in connection with Mr. Jackson’s appointment as our Chief Executive Officer, the Compensation Committee engaged Mercer, a well-known compensation consultant, to assist the Compensation Committee in evaluating, designing and structuring executive compensation programs for Mr. Jackson and all of his direct reports, and in updating the peer group utilized by the Compensation Committee for evaluating the Company’s executive compensation programs starting in 2018. Although Mercer provides certain other services to the Company related to the Company’s medical and 401(k) plans, the Compensation Committee confirmed Mercer’s ability to provide independent advice to the committee under NYSE Rules and SEC rules and regulations.

Use of Peer Group Data

Compensation to our NEOs is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that our compensation arrangements are in line with companies of our size. In addition, the Compensation Committee may consider the nature and amount of compensation paid to executives at other building products companies, including companies larger than the Company, where the Compensation Committee believes the Company competes with those other companies for executive talent.

Based on our assessment, we believe our 2018 total direct annual compensation to senior management (including our NEOs), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the median level of total direct compensation for our peer group.

However, for purposes of determining appropriate levels of certain aspects of executive compensation for our NEOs, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Our Compensation Committee approved an updated peer group in December 2017, with the assistance of its independent compensation consultant, Mercer, taking into consideration factors such as industry, revenue size, competition for talent, investor comparisons and market capitalization. Following are the companies included in our peer group used for evaluating our 2018 executive compensation program:

Trex Company	Apogee Enterprises, Inc.
AAON	American Woodmark Corp.
Gibraltar Industries, Inc.	Simpson MFG
Armstrong World Industries	Continental Building Products
Quanex Building Products

Compensation Actions for 2018

When evaluating and setting the 2018 executive compensation relative to our performance, the Compensation Committee took account of the individual performance of each executive officer and the Company for 2017, the economic environment in which we were operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit landscape, sensitivity regarding executive pay, and other factors the Compensation Committee deemed relevant. We believe our programs have a balanced approach and properly reflect our views that our compensation programs should align executive officers’ interests with those of the Company’s shareholders, through designs that emphasize pay-for-performance, while also attracting and retaining talented executive management.

Compensation Elements We Used in 2018

The following items summarize the essential elements used as compensation tools to reward and retain our NEOs during fiscal 2018:

•

Annual Base Salary. Base salaries for our NEOs depend on the scope of their responsibilities and performance. Our objectives are to consider annual base salary at the median level and to make it competitive in the market, when taken in conjunction with the other compensatory elements;

•

Annual Cash Incentive Plan (the “AIP”). For each NEO, we use annual cash bonuses for the achievement of annual Company performance objectives, and from time to time the AIP may formally include individual performance objectives, and the Compensation Committee reserves the right to always consider each executive's individual performance when considering possible AIP payments, even if individual performance objectives are not officially part of the AIP design for a given year;

•

Long-Term Incentive Plan (the “LTIP”). Our LTIP is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our NEOs and align their interest with long-term stockholder value. We grant restricted stock to effectively focus our NEOs on delivering long-term value for the Company and its stockholders; and

•

Executive Benefits and Perquisites. Our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

The following table shows the mix of compensation at target levels for 2018 for our NEOs:

	2018 Annual Base Salary	2018 Annual Cash Incentive Plan	2018 Long-Term Incentive Plan
Jeffrey T. Jackson	28.5%	28.5%	43.0%
Bradley West	44.4%	26.7%	28.9%
Robert A. Keller	50.0%	25.0%	25.0%
Brent Boydston	50.0%	25.0%	25.0%

Annual Base Salary

Our Compensation Committee sets the annual base salary and annual cash bonus of our Chief Executive Officer. In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other NEOs, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation. Our Compensation Committee reviews such recommendations and approves annual compensation for NEOs, consisting of annual base salary, annual cash bonus and annual equity grant (discussed below). Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of our Chief Executive Officer, whether to approve any recommended changes in compensation for our other NEOs. For example, when considering the appropriate annual compensation for our NEOs for 2018, the Compensation Committee reviewed and discussed with its independent compensation consultant, Mercer, a presentation from that consultant regarding the mix and amount of compensation paid to executive officers at companies within the above-referenced peer group, who perform responsibilities similar to those performed by our NEOs, as well as other information provided by the compensation consultant.

Our goal is to pay each NEO a base salary sufficient to remain competitive in the market. The annualized base salaries for each of our NEOs, as of December 30, 2017 and December 29, 2018, are set forth in the following table:

	2017 Base Salary Rate	2018 Base Salary Rate
Jeffrey T. Jackson	$476,900	$600,000
Bradley West	$270,000	$285,000
Robert A. Keller	$280,000	$300,000
Brent Boydston	$245,000	$265,000

For Messrs. Jackson, West, Keller and Boydston, annualized base salaries at December 29, 2018 reflect raises to $600,000 for Mr. Jackson, $285,000 for Mr. West, $300,000 for Mr. Keller, and $265,000 for Mr. Boydston, each of which became effective on January 1, 2018. All increases in annualized base salary were based on Company performance measured in terms of top-line sales, market share gains, and earnings, as well as each individual’s performance. All such raises were approved by the Compensation Committee and, upon the recommendation of the Compensation Committee, by the independent members of our Board of Directors.

Annual Cash Incentive Plan

2018 Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each NEO’s total potential compensation should be in the form of an annual cash bonus, the amount of which should be based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 50% to 100% of a NEO’s annual base salary to performance-based cash bonus awards. The target percentage of each NEO’s annual base salary is determined by considering, for example, the level and nature of responsibilities given to that NEO and the NEO’s job performance in the prior year, as well as the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies.

The independent members of our Board of Directors established annual cash bonus targets as a percentage of salary under the 2018 Annual Incentive Plan (“2018 AIP”) for each NEO. As a percentage of annual base salary, these targets were 100% for Mr. Jackson, 60% for Mr. West, 50% for Mr. Keller, and 50% for Mr. Boydston. The sole financial performance component of the 2018 AIP is the achievement of a specified amount of EBITDA in 2018. In addition, the Compensation Committee reserved the discretion to adjust upward, subject to the approval of our Board of Directors, the amount of payments ultimately made to the NEOs under the 2018 AIP, if the Compensation Committee believed such an adjustment was appropriate in order to incentivize individual achievement by NEOs, or to pay competitive compensation for the purpose of retaining key personnel, even if the Company’s EBITDA results did not meet expectations, including, for example, where the financial results were impacted by weather, economic, market or other events or trends beyond the NEOs’ control. This discretion is intended to provide the Compensation Committee with a mechanism to address these retention objectives. The discretionary aspect of the 2018 AIP is not expressed as a formal component of the 2018 AIP with a specified target percentage, but the discretionary aspect of the 2018 AIP remained subject to an EBITDA-related limit or “cap.” Specifically, if the Company failed to achieve the target amount of EBITDA set forth in the 2018 AIP, the maximum discretionary AIP payment that the Board could have approved for any NEO was capped at fifty percent of the target 2018 AIP payment for that NEO. No discretionary increases in AIP payments were approved or recommended by the Committee for 2018.

The table below provides a summary of the Company’s performance results under the 2018 AIP comparing minimum, target and 200% performance levels to actual performance results (dollars in millions):

Performance Measure	Target Alloc- ation	Minimum Performance Measure	Target Performance Measure	200% Level Performance Measure	Actual Performance Results(1)	Performance Rating(2)	Payout Percent- age(2)
		50%	100%	200%
EBITDA(1)	100%	$79.5	$99.4	$132.2	$116.8	117.5%	135.0%

(1) EDITDA represents EBIT for 2018, plus depreciation and amortization, calculated using operating results pursuant to GAAP, as adjusted upward by management for certain non-controllable operating costs, with approval by the Board of Directors, to properly reflect the Company's operational performance in 2018.

(2) A performance rating of below 50% does not meet the minimum performance measure and, therefore, would result in a zero payout percentage for the related performance measurement category. For every 1% that actual performance exceeds target performance of 100%, there is a 2% increase in payout percentage. There was no stated maximum performance measure in the 2018 AIP. If the actual performance falls below the minimum performance measure, there is no payout under the 2018 AIP.

The table below provides a summary of each NEO’s payment under the 2018 AIP:

		Calculation of 2018 AIP:
	2018 Target Payment Amount	Percentage of Target Paid	2018 Actual Payment Amount
Jeffrey T. Jackson	$597,633	135.0%	$806,804
Bradley West	$170,827	135.0%	$230,616
Robert A. Keller	$149,808	135.0%	$202,240
Brent Boydston	$132,308	135.0%	$178,615

The 2018 AIP payments were made in February 2019. All employees of the Company who participated in the 2018 AIP were awarded payments, including the NEOs.

Long-Term Incentive Plan

2018 Long-Term Incentive Plan

We believe the best way to align the interests of our senior leaders, including each of the NEOs, with those of our stockholders is for those leaders to own a meaningful amount of our common stock. Our Compensation Committee approved a long-term incentive plan for 2018 (“2018 LTIP”), and on March 2, 2018, we granted equity-based awards to senior leaders, including each of our NEOs.

The independent members of our Board of Directors established long-term incentive compensation targets for 2018 as a percentage of annual base salary under the 2018 LTIP for each NEO. As a percentage of annual base salary, these targets were 150% for Mr. Jackson, 65% for Mr. West, 50% for Mr. Keller, and 50% for Mr. Boydston. The 2018 LTIP awards were comprised fully of restricted stock, half of which were a fixed quantity of solely time-based restricted stock that vests in three equal amounts on each of the first, second and third anniversaries of the grant date, and the other half of which were subject to performance criteria that provided for a graded awarding of shares based on the percentage by which the Company met earnings before interest and taxes, as defined in our 2018 business plan (“EBIT”), and which also contains a time-based vesting component. The percentages of the target amount of EBIT at which these performance shares would be earned ranged from 80% to greater than 120%, and the number of shares that could be earned ranged from none to 150% of the target number of performance shares granted. If less than 80% of the target amount of EBIT was achieved, then none of the shares of performance-restricted stock would be earned. If 120% or more of the target amount of EBIT was achieved, then 150% of the target number of performance shares granted would be earned. Any performance shares earned would vest in two equal installments on each of the second and third anniversaries of the grant date. The grant date fair value of the 2018 LTIP on March 2, 2018 was $18.40 per share, representing the prior day’s closing share price of our common stock as traded on the NYSE.

The following table sets forth the 2018 LTIP amounts by NEO in grant date fair value and the target number of shares granted for both the fixed and performance portions of the award:

	2018 LTIP			Fixed LTIP		Performance LTIP
	$	Grant Date Fair Value Per Share	Target Shares	$	Target Shares	$	Target Shares
Jeffrey T. Jackson	$900,000	$18.40	48,914	$450,000	24,457	$450,000	24,457
Bradley West	$185,250	$18.40	10,068	$92,625	5,034	$92,625	5,034
Robert A. Keller	$150,000	$18.40	8,152	$75,000	4,076	$75,000	4,076
Brent Boydston	$132,500	$18.40	7,202	$66,250	3,601	$66,250	3,601

The following table sets forth the threshold, target and maximum performance levels and related grant date fair values and number of shares that could have been earned under the 2018 LTIP, by each NEO, with respect to the portion of the 2018 LTIP grants that were performance-based:

	Threshold		Target		Maximum
Performance EBIT(1)	80%		100%		120%
Awarded Shares(1)	50%		100%		150%
	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares
Jeffrey T. Jackson	$225,000	12,229	$450,000	24,457	$675,000	36,685
Bradley West	$46,313	2,517	$92,625	5,034	$138,938	7,551
Robert A. Keller	$37,500	2,038	$75,000	4,076	$112,500	6,114
Brent Boydston	$33,125	1,801	$66,250	3,601	$99,375	5,401

(1) For every 1% above threshold performance, up to maximum performance of 120% of target performance, the number of shares earned would increase by 2.5%, from threshold awarded shares of 50% of the target number of shares, up to a maximum award of shares of 150% of the target number of shares. If actual performance was less than 80% of target performance, no shares would be awarded.

The table below provides a summary of the Company’s performance results with respect to the portion of the 2018 LTIP grants that were performance-based, comparing threshold, target and maximum performance to actual performance results (dollars in millions):

Performance Measure	Threshold Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance Results(1)(2)	Awarded Shares as % of Target(2)
	80.0%	100.0%	120.0%	124.8%	150.0%
EBIT(1)	$62.3	$77.8	$93.4	$97.1

(1) Represents EBIT for 2018, calculated using operating results pursuant to GAAP, as adjusted upward by management for certain non-controllable operating costs, with approval by the Board of Directors, to properly reflect the Company's operational performance in 2018.

(2) For every 1% that actual performance exceeds the threshold performance of 80%, up to maximum performance of 120% of the target performance, the number of awarded shares increases by 2.5%, from threshold awarded shares of 50%, up to maximum awarded shares of 150% of the target awarded shares. If the actual performance falls below the threshold performance of 80%, no shares are awarded.

The following table provides a summary of each NEO’s earned performance shares, in both grant date fair value and shares, under the 2018 LTIP:

	2018 Performance LTIP Amount in Shares (Target)	Awarded Shares as % of Target	2018 Performance LTIP Awarded Shares	Grant Date Fair Value per Share	2018 Performance LTIP Award in $

Jeffrey T. Jackson	24,457	150.0%	36,685	$18.40	$675,000
Bradley West	5,034	150.0%	7,551	$18.40	$138,938
Robert A. Keller	4,076	150.0%	6,114	$18.40	$112,500
Brent Boydston	3,601	150.0%	5,401	$18.40	$99,375

The Compensation Committee periodically reviews the AIP and LTIP performance goals in light of changes in the Company’s strategy, industry-specific market conditions, and general economic conditions to determine whether or not the performance measures remain appropriate to properly motivate participants.

Executive Benefits and Perquisites

In 2018, the Company paid half of the monthly cost of club memberships to the Sarasota Yacht Club, the location of the Meeting, for Mr. Hershberger, the Chair of the Board of Directors, and Mr. Jackson, the Company’s Chief Executive Officer. Except for those club-membership dues the Company did not provide its NEOs with any separate dining or other facilities, company cars, other club dues, or other similar perquisites in 2018. Company provided air travel for NEOs is for business purposes only. Any use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. There was no use of non-commercial aircraft on a rental basis in 2018. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the NEOs. Additionally, the Company does, within certain limits, provide our products free of charge to NEOs and certain of their direct reports for installation in their respective primary residences, pursuant to a policy adopted by our Board of Directors. The Company does not, however, pay for the cost of installing such product. The Company has occasionally provided relocation benefits to NOEs in the past.

The value of benefits and perquisites provided to our NEOs in 2018 are presented in the “All Other Compensation” column (and described in the related footnotes, if required) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits. The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its NEOs other than its 401(k) plan, which is available to all employees. The NEOs are not eligible to participate in the Company’s existing, 2015 Employee Stock Purchase Plan as they meet the definition of highly-compensated-employee within the meaning of Section 414(q) of the Code. However, in the event that shareholders approve the 2019 Employee Stock Purchase Plan, which is described in Proposal 3 in this proxy statement beginning on page 17, our NEOs will be eligible to participate in that plan, subject to the specified limitations described therein.

The Company also provides severance protection to its NEOs upon qualifying terminations of employment and change in control termination vesting of outstanding equity awards, as further described in the Summary of Termination Payments and Benefits section below. The Company uses these benefits to attract and retain executives by providing protections similar to those provided by our competitors. In addition, the change in control vesting benefits would allow executives to focus on the evaluation and possible completion of change in control transactions without undue concern for their personal employment situations.

Policy on Compensation Tax Deductibility

Effective for tax years beginning after December 31, 2017, U.S. tax law changes expanded the definition of covered employees under Section 162(m) to include, among others, the Chief Financial Officer, and to eliminate the performance-based compensation exception (which has provided an exception to the $1,000,000 deductibility limit for compensation paid to covered employees as described herein). The Tax Act of 2017 includes a transition or “grandfathering” rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Company may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of this “grandfathering” rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the “grandfathering” rule.

The Compensation Committee and our Board of Directors view the tax deductibility of executive compensation as one factor among many to be considered in the context of our overall compensation philosophy. Therefore, the Committee expects to recommend, and our Board of Directors expects to authorize, compensation in excess of $1,000,000 to named executive officers that will not be deductible under Section 162(m), when the Committee and Board believe doing so is in the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee operates pursuant to a written charter adopted by our Board of Directors and available in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”  The Compensation Committee is composed of three directors, all of whom meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Compensation Committee members. The Compensation Committee is responsible for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to executive and director compensation.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the SEC on February 27, 2019. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the SEC on February 27, 2019.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chair)
Brett N. Milgrim
Floyd F. Sherman

Summary Compensation Table

						Non-Equity
						Incentive
				Equity Awards(2)		Plan
				Stock	Option	Compen-	All Other
Name and Position	Year(1)	Salary	Bonus	Awards(3)	Awards	sation(4)	Compensation		Total
Jeffrey T. Jackson	2018	$597,633	$-	$900,000	$-	$806,804	$20,750	(7)	$2,325,187
President and Chief	2017	470,550	-	458,556	-	431,473	13,092	(7)	1,373,671
Executive Officer	2016	456,060	-	458,556	-	64,314	82,870	(7)	1,061,800

Bradley West	2018	284,712	-	185,250	-	230,616	8,429		709,007
Sr. Vice President and	2017	263,077	-	125,000	-	144,738	10,114	(8)	542,929
Chief Financial Officer	2016	248,365	-	125,000	-	21,015	9,919		404,299

Robert A. Keller (5)	2018	299,615	-	150,000	-	202,240	35,945	(9)	687,800
Sr. Vice President.	2017	261,923	-	117,000	-	121,915	5,192		506,030
Operations	2016	152,308	-	-	-	15,516	17,890	(9)	185,714

Brent Boydston (6)	2018	264,615	-	132,500	-	178,615	14,687	(10)	590,417
Sr. Vice President,	2017	239,519	85,260	103,500	-	98,833	80,544	(10)	607,656
Corporate Sales and	2016	84,039	30,000	-	-	7,111	4,899		126,049
Marketing

(1) The fiscal years of 2018, 2017 and 2016 were composed of 52 weeks.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. Stock awards represent grants of restricted stock, the values of which are calculated using (a) the number of shares awarded as of the grant date and (b) the market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date. There were no option awards during any reported fiscal year.

(3) Reflects annual equity incentive awards granted under the 2018 LTIP. For information regarding our 2018 LTIP, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Long-Term Incentive Plan”. See the table titled "Grants of Plan-Based Awards for 2018" under the columns titled "Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards - Target" and "All Other Stock Awards: Number of Shares of Stock or Units (#)". These amounts represent the total value of the shares granted, including those subject to Company performance criteria at target, at the grant date fair value of $18.40 per share. Regarding the shares awarded under the 2018 LTIP subject to Company performance criteria, the maximum number of shares possible under the award was 150% of target, which for Mr. Jackson was 36,685 shares, or grant date fair value of $675,000; for Mr. West was 7,551 shares, or grant date fair value of $138,938; for Mr. Keller was 6,114, or grant date fair value of $112,500, and, for Mr. Boydston was 5,401 shares, or grant date fair value of $99,375. See also table titled "Outstanding Equity Awards at Year-End 2018 - Stock Awards".

(4) Reflects annual cash incentive awards earned under the 2018, 2017, and 2016 AIPs. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

(5) Mr. Keller was hired as Vice President of Operations for our PGT Windows & Doors operations in N. Venice, Florida, on May 16, 2016, promoted to Senior Vice President of all Florida operations effective on January 1, 2018, and promoted to President, Southeast Business Unit and Senior Vice President of PGT Innovations, Inc. effective on January 1, 2019. Mr. Keller became an executive officer with his promotion effective on January 1, 2018.

(6) Mr. Boydston was hired as Vice President of Sales on August 22, 2016, promoted to Senior Vice President of Sales effective on January 1, 2018, and promoted to Senior Vice President, Corporate Sales and Marketing, R&D, and Strategic Purchasing effective on January 1, 2019. Relating to his acceptance of employment with the Company, Mr. Boydston received various sign-on and pay-in-lieu-of equity bonuses, of which $30,000 was paid in 2016 and $85,260 was paid in 2017.

(7) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $8,929 in 2018, $7,275 in 2017, and $6,524 in 2016, and the portion of dues paid by the Company on behalf of Mr. Jackson for his membership at the Sarasota Yacht Club of $11,821 in 2018, $5,817 in 2017, and $2,084 in 2016. In 2016, also includes the value of free Company window and door products of $74,262 (installation paid for by employee).

(8) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $6,492, and the portion of dues paid by the Company on behalf of Mr. West for his membership at the Sarasota Yacht Club of $3,622.

(9) In 2018, includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $8,758, and the value of free Company window and door products of $27,187 (installation paid for by employee). In 2016, includes Mr. Keller's relocation expenses paid by the Company.

(10) In 2018, includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $7,788, and the value of free Company window and door products of $6,899 (installation paid for by employee). In 2017, includes Mr. Boydston's relocation expenses paid by the Company of $70,910, employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $6,634, and automobile allowance of $3,000.

Grants of Plan-Based Awards for 2018

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our NEOs under the 2018 AIP and 2018 LTIP. Awards earned by our NEOs under the 2018 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. Awards earned by our NEOs under the 2018 AIP were paid in February 2019. Awards granted to our NEOs under the 2018 LTIP are included in the Summary Compensation Table in the column titled “Equity Awards – Stock Awards”.

	Estimated Possible Payouts in $ Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value in $ of Stock and Option Awards
Name	Threshold	Target	Maximum	Threshold	Target	Maximum		or Units (#)		(3)(4)(5)
Jeffrey T. Jackson	$298,817	$597,633	$-	-	-	-		-		$-
Granted 03/02/18	-	-	-	-	-	-		24,457	(3)	450,000
Granted 03/02/18	-	-	-	12,229	24,457	36,685	(4)	-		450,000

Bradley West	85,414	170,827	-	-	-	-		-		-
Granted 03/02/18	-	-	-	-	-	-		5,034	(3)	92,625
Granted 03/02/18	-	-	-	2,517	5,034	7,551	(4)	-		92,625

Robert A. Keller	74,904	149,808	-	-	-	-		-		-
Granted 03/02/18	-	-	-	-	-	-		4,076	(3)	75,000
Granted 03/02/18	-	-	-	2,038	4,076	6,114	(4)	-		75,000

Brent Boydston	66,154	132,308	-	-	-	-		-		-
Granted 03/02/18	-	-	-	-	-	-		3,601	(3)	66,250
Granted 03/02/18	-	-	-	1,801	3,601	5,401	(4)	-		66,250

(1) These columns show the range of payouts targeted for 2018 performance under the 2018 AIP. For more information regarding the 2018 AIP, see the discussion in "Executive Compensation - Compensation Discussion and Analysis - Annual Cash Incentive Plan". Payments of cash bonuses to be made to participants in 2019, related to the 2018 AIP, were made on February 22, 2019, and the amounts are included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation". The 2018 AIP had no stated maximum payout.

(2) These columns show the range of payouts targeted for 2018 performance under the 2018 LTIP. For more information regarding the 2018 LTIP, see the discussion in "Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Plan".

(3) Represents restricted stock awarded under the 2018 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversary dates of the grant date of March 2, 2018. See also table titled "Outstanding Equity Awards at Year-End 2018 - Stock Awards". The grant date fair value of these awards are included in the Summary Compensation Table in the column titled "Equity Awards – Stock Awards" for 2018.

(4) Represents restricted stock awarded under the 2018 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2018. The grant date fair values of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant. Accordingly, the values set forth in the above table assume target performance. Based on the Company's 2018 results, the actual number of shares awarded under this grant was 150.0% of the Target award, the maximum percentage attainable under the 2018 LTIP, which for Mr. Jackson was 36,685 shares, or grant date fair value of $675,000; for Mr. West was 7,551 shares, or grant date fair value of $138,938; for Mr. Keller was 6,114 shares, or grant date fair value of $112,500; and, for Mr. Boydston was 5,401 shares, or grant date fair value of $99,375. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of March 2, 2018. See also "Outstanding Equity Awards at Year-End 2018 - Stock Awards".

(5) The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718, based on the grant date fair market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date, which was $18.40 per share. See "Summary Compensation Table - Equity Awards - Stock Awards".

Outstanding Equity Awards at Year-End 2018

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Price	Date	Not Vested		Not Vested(1)
Jeffrey T. Jackson	-	-	-	-		$-
	-	-	-	24,457	(2)	384,464	(2)
	-	-	-	24,457	(3)	384,464	(3)
	-	-	-	14,986	(4)	235,580	(4)
	-	-	-	16,727	(5)	262,948	(5)
	-	-	-	8,280	(6)	130,162	(6)

Bradley West	-	-	-	-		-
	-	-	-	5,034	(2)	79,134	(2)
	-	-	-	5,034	(3)	79,134	(3)
	-	-	-	4,084	(4)	64,200	(4)
	-	-	-	4,559	(5)	71,667	(5)
	-	-	-	2,257	(6)	35,480	(6)

Robert A. Keller	-	-	-	-		-
	-	-	-	4,076	(2)	64,075	(2)
	-	-	-	4,076	(3)	64,075	(3)
	-	-	-	3,823	(4)	60,098	(4)
	-	-	-	4,267	(5)	67,077	(5)

Brent Boydston	-	-	-	-		-
	-	-	-	3,601	(2)	56,608	(2)
	-	-	-	3,601	(3)	56,608	(3)
	-	-	-	3,382	(4)	53,165	(4)
	-	-	-	3,775	(5)	59,343	(5)

(1) Based on the closing price of $15.72 of our common stock on December 28, 2018, the last day on which stock markets were open during our 2018 fiscal year.

(2) Represents restricted stock awarded under the 2018 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversaries of the grant date of March 2, 2018. See table titled "Grants of Plan-Based Awards for 2018 - All Other Stock Awards: Number of Shares of Stock or Units (#)" and "Grants of Plan- Based Awards for 2018 - Grant Date Fair Value in $ of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2018.

(3) Represents restricted stock awarded under the 2018 LTIP, subject to Company performance criteria. The performance criteria provide for a graded awarding of shares, including a threshold, target, and maximum, based on the level of the Company's performance achieved for 2018. The number of shares is based on target. Based on the Company's 2018 results, the actual number of shares awarded under this grant was 150.0% of the Target award, which for Mr. Jackson was 36,685 shares, or grant date fair value of $675,000; for Mr. West was 7,551 shares, or grant date fair value of $138,938; for Mr. Keller was 6,114 shares, or grant date fair value of $112,500; and, for Mr. Boydston was 5,401 shares, or grant date fair value of $99,375. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of March 2, 2018. See "Grants of Plan-Based Awards for 2018 - Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards" and "Grants of Plan-Based Awards for 2018 - Grant Date Fair Value in $ of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2018.

(4) Represents restricted stock awarded under the 2017 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on each of the first, second and third anniversaries of the grant date of March 3, 2017.

(5) Represents restricted stock awarded under the 2017 LTIP, which was subject to Company performance criteria. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of March 3, 2017.

(6) Represents restricted stock awarded under the 2016 LTIP for which there is no Company performance criteria. The restrictions lapsed over time in three equal amounts on each of the first, second and third anniversaries of the grant date of March 3, 2016.

Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired	Value Realized on	Number of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Jeffrey T. Jackson	288,880	$4,831,753	28,303	$546,248
Bradley West	82,411	1,427,334	6,759	130,449
Robert A. Keller	-	-	1,912	36,902
Brent Boydston	-	-	1,691	32,636

(1) The value realized on the exercise of stock options is based on the difference between the exercise price and the market price on the date of exercise (used for tax purposes) of our common stock.

(2) The value realized on the vesting of stock awards is based on the closing market price of our common stock on the day before the date the restrictions on the stock lapse (used for purposes of determining income taxable to the individual).

Employment Agreements

The Company’s standard practice is to enter into employment agreements with each of its NEOs. Effective on May 26, 2018, July 1, 2013, January 2, 2019 and May 16, 2018, respectively, each of Messrs. Jackson, West, Keller and Boydston entered into employment agreements with the Company that superseded and replaced any prior employment agreement. Sherri Baker, our newly appointed Senior Vice President and Chief Financial Officer, entered into an employment agreement with the Company, effective April 8, 2019.

Pursuant to the employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a general release of claims against the Company and its affiliates, the executive is entitled to (1) continuation of his base salary for twelve months after the date of termination (except in the case of Mr. Jackson, for whom the period is thirty months; (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Mr. Jackson for whom the period is thirty months; and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Mr. Jackson for whom such percentage is 250%) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his employment other than for “good reason”, the Company will continue to pay such executive’s base salary for the shorter of thirty days or the notice period provided by the executive with respect to his termination. Further, under each employment agreement, in the event that the executive’s employment is terminated by his death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his designated beneficiary) his base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and at all times thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company. In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly (i) compete with the Company, (ii) solicit or induce any employee or agent of the Company to terminate his or her relationship with the Company or (iii) induce or attempt to induce any supplier or contractor of the Company to terminate or adversely change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its suppliers or contractors.

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive under the circumstances shown had such circumstances occurred on the last business day of our 2018 fiscal year. The amounts shown in the table exclude distributions under the 401(k) plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Jeffrey T.	Robert A.	Bradley	Brent
Reason for Termination:	Jackson	Keller	West	Boydston
By Company Without Cause or by the Executive With "Good Reason"
Cash Severance(1)	$3,053,883	$501,553	$474,096	$445,553
By the Executive Without "Good Reason"
Cash Severance(2)	$50,000	$25,000	$23,750	$22,083
Change In Control
Market Value of Equity(3)	$1,397,618	$255,324	$329,617	$225,723
Death or Disability(4)
Cash Severance(5)	$600,000	$300,000	$285,000	$265,000

(1) Includes the dollar value of continuation of Mr. Jackson's then-current annual base salary for a period of thirty months plus 250% of his target incentive amount, as well as the value associated with the continued provision of health benefits for a period of thirty months totaling $53,883. Includes the dollar value of continuation of Mr. Keller's then-current annual base salary for a period of twelve months plus 100% of his target incentive amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $21,553. Includes the dollar value of continuation of Mr. West's then-current annual base salary for a period of twelve months plus 100% of his target incentive amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $18,096. Includes the dollar value of continuation of Mr. Boydston's then-current annual base salary for a period of twelve months plus 100% of his target incentive amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $21,553. The value associated with the continuation of health benefits is based on the combined total of premiums paid by both the employer and employee for health insurance during 2018, multiplied by the amount of time each NEO is entitled to those benefits pursuant to their respective employment agreements.

(2) Includes dollar value of continuation of the NEO's then-current annual base salary for a period of 30 days.

(3) Includes the market value of shares awarded under our long-term incentive plans for which restrictions had not yet lapsed as of December 29, 2018, but for which the restrictions would lapse and be deemed fully vested, and any performance conditions would be deemed fully achieved, in the event of a termination of employment at or 12 months after a change in control, pursuant to the change-in-control provisions of both the 2006 Equity Incentive Plan and the 2014 Omnibus Equity Incentive Plan. These dollar amounts are based on the closing price on the NYSE of $15.72 of our common stock on December 28, 2018, the last day of trading before the end of our 2018 fiscal year.

(4) Does not include the dollar value of potential short-term and/or long-term disability payments.

(5) Includes the dollar value of continuation of the NEO's then-current annual base salary for a period of twelve months.

2018 Annual Incentive Plan

The 2018 AIP is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Plan.”

2018 Long-Term Incentive Plan

The 2018 LTIP is discussed in “Compensation Discussion and Analysis—Long-Term Incentive Plan.”

Change in Control Agreements

Change in control benefits may be payable under the 2006 Equity Incentive Plan, the 2014 Omnibus Equity Plan, and, if approved by our stockholders at the Meeting, the 2019 Equity and Incentive Plan. The 2006 Equity Incentive Plan provides that, unless otherwise determined by the board and evidenced in an award agreement, all outstanding awards will generally vest in full (with performance objectives deemed “fully achieved”) upon a change in control.  The 2014 Omnibus Equity Plan and the 2019 Equity and Incentive Plan provide that, unless otherwise determined by the administrator and evidenced in an award agreement, if a participant’s service is terminated without cause or for good reason on or within 12 months following a change in control, then outstanding awards will generally vest in full (with performance objectives deemed “fully achieved”).

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Information on the Compensation of Directors

Annual compensation for the non-management members of our Board of Directors typically is established in May of each year. In 2018, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which are scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of grant of $71,000; (c) an annual cash retainer for non-Chair members of the Audit Committee, Compensation Committee and Governance Committee of $7,500, $5,000 and $5,000 each, respectively; and (d) an annual cash retainer of $10,000 for the Chair of the Board of Directors, $10,000 for the Chair of the Audit Committee, $7,750 for the Chair of the Compensation Committee and $5,000 for the Chair of the Governance Committee. Members also receive reimbursement of reasonable travel expenses, which typically does not exceed $3,000 annually, but which is not considered to be compensation for purposes of the below table.

Ms. Powell Hawes did not receive any director compensation in fiscal year 2018 as she did not become a director until January 2019. However, on January 7, 2019, Ms. Powell Hawes received a prorated stock award of 1,720 shares of restricted stock with a grant-date fair value of $27,690 which will be considered as director compensation in fiscal year 2019. This grant vests on the first anniversary of the grant date.

Director Compensation for Fiscal Year 2018

	Fees Earned or Paid in Cash for Service on
Name	Our Board of Directors	Committees of Our Board of Directors	Stock Awards(1)	All Other Compensation	Total
Sheree L. Bargabos	$57,500	$5,000	$71,000	$-	$133,500
Alexander R. Castaldi	57,500	7,750	71,000	-	136,250
Richard D. Feintuch(2)	57,500	10,000	71,000	41,643	180,143
Rodney Hershberger(3)	57,500	10,000	71,000	-	138,500
M. Joseph McHugh	57,500	5,000	71,000	-	133,500
Brett N. Milgrim	57,500	5,000	71,000	-	133,500
William J. Morgan	57,500	15,000	71,000	-	143,500
Floyd F. Sherman(4)	57,500	5,000	71,000	-	133,500

(1) Represents the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date, or 3,807 shares, and (b) the market value of our common stock on the date awarded, which we define as the closing price of our common stock the business day prior to the grant date of May 17, 2018, or $18.65 per share. The restrictions on these shares lapse on the first anniversary of the grant date of May 17, 2019.

(2) All other compensation for Mr. Feintuch represents the value of free Company window and door products (installation paid for by Mr. Feintuch) provided to him pursuant to a policy adopted by our Board of Directors.

(3) As of December 29, 2018, Mr. Hershberger held a total of 601,754 exercisable options to purchase our common stock, which have an exercise price of $2.00 per share and expire on April 6, 2020.

(4) As of December 29, 2018, Mr. Sherman held a total of 67,797 exercisable options to purchase our common stock, which have an exercise price of $2.04 per share and expire on May 3, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 29, 2018, relating to the Company’s equity compensation plans pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding		Weighted-Average Exercise Price of Outstanding	Number of Securities Remaining Available for Future Issuance Under Equity Compensation
	Options		Options	Plans
Equity compensation plans approved by security holders(1)	-	(1)	-	661,522	(1)
Equity compensation plans approved by security holders(2)	1,035,081	(2)	$2.20	-	(2)

(1) Represents the 2014 Omnibus Plan approved by the stockholders of the Company in May 2014. A description of the 2014 Omnibus Plan is included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 29, 2018, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019. There have been no options to purchase the Company's common stock granted under the 2014 Omnibus Plan.

(2) Represents options granted under the Company's 2006 Equity Incentive Plan (the "2006 Plan") approved by the stockholders of the Company in June 2006, as amended, and restated and approved by the stockholders on April 6, 2010. A description of the 2006 Plan is included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 29, 2018, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019. Upon the adoption of the 2014 Omnibus Plan, the Board determined that no further shares would be granted under the 2006 Plan and, therefore, no shares are available for future issuance under the 2006 Plan.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” employee and the annual total compensation of Jeff Jackson, our President and Chief Executive Officer (“CEO”).

For 2018, our last completed fiscal year:

•	The annual total compensation of the employee identified as the median employee of our company (based on all of our employees other than our CEO), was $52,359;
•	The annual total compensation of our CEO was $2,341,474; and
•	The ratio between the annual total compensation of our CEO to the annual total compensation of the median employee was calculated to be approximately 45-to-1.

The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:

•

We selected December 29, 2018 as the determination date for purposes of identifying our median employee. We determined that, as of December 29, 2018, our employee population consisted of approximately 3,000 individuals, all of whom were located in the United States.

•

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees.  Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base salary / wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through December 29, 2018 as the compensation measure.

•

We annualized the compensation of employees to cover the full calendar year and annualized any new hires in 2018 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.

•	Using this methodology, we estimated that the median employee was an employee with base salary / wages and overtime pay plus actual annual bonus paid for the year ended December 29, 2018 of $42,329.
•

In order to determine the annual total compensation of the median employee, we identified and calculated the elements of such median employee’s compensation using the same methodology reflected in the Summary Compensation Table, with the additional inclusion of the annualized value of employer-paid health benefits. This resulted in annual total compensation in the amount of $52,359.

•

In order to determine the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Jackson in the “Total” column for 2018 in the Summary Compensation Table included in this proxy statement of $2,325,187, plus the additional value of his employer-paid health benefits totaling $16,287. This resulted in annual total compensation in the amount of $2,341,474.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median paid employee and calculating this pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Castaldi, Milgrim, and Sherman serve as members of our Compensation Committee. No interlocking relationship existed during 2018 between our executive officers, members of our Board of Directors or members of our Compensation Committee, and the executive officers, members of the board of directors or members of the compensation committee of the board of directors of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee based upon our written policies and procedures. If a director is involved in the transaction, the director may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders. The Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Audit Committee, the committee may approve or disapprove the transaction or ratify or determine whether rescission of the transaction is appropriate.

As discussed above, our Board of Directors has affirmatively determined that Messrs. Castaldi, Feintuch, McHugh, Milgrim, Morgan, and Sherman, Ms. Bargabos, and Ms. Hawes are “independent” directors. As part of our Board of Directors’ process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.

Since December 31, 2017, (the first day of our 2018 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above, or sales of products to Builders FirstSource, Inc. made in the ordinary course of business on customary terms and conditions which are described below.

In the ordinary course of business, we sell products to Builders FirstSource, Inc. Two of our directors, Floyd F. Sherman and Brett N. Milgrim, are directors of Builders FirstSource, Inc. In addition, until his retirement effective January 1, 2018, Mr. Sherman served as chief executive officer of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $17,200,000 for the year ended December 29, 2018. We anticipate continuing to make sales of our products to Builders FirstSource, Inc. in the foreseeable future.

AUDIT COMMITTEE REPORT*

Our Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist our Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of the Company, the audits of the Company’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2018, was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended December 29, 2018, with generally accepted accounting principles and on the effectiveness of internal control over our financial reporting.

With respect to the fiscal year ended December 29, 2018, the Audit Committee, among other things, oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the qualifications and independence of the independent registered public accounting firm, and evaluated the performance of the independent registered public accounting firm and received reports and presentations from the Company’s internal audit department and discussed the nature and quality of the work performed by the internal audit department.

The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 29, 2018. The Audit Committee also discussed with KPMG LLP all matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence from the Company and the Company’s management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 29, 2018, in our Annual Report on Form 10-K for the year ended December 29, 2018 for filing with the SEC.

Submitted by the Audit Committee

William J. Morgan (Chairman)
M. Joseph McHugh
Richard D. Feintuch

* The information contained in this section shall not be deemed to be soliciting material or to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically requests that the information contained in this section be treated as soliciting material or specifically incorporates the information contained in this section by reference.

Principal Accountant Fees and Services

The Audit Committee is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audits for the years ended December 29, 2018 and December 30, 2017, the Audit Committee approved the audit services performed by KPMG LLP.

Fees Paid to the Principal Accountant

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 29, 2018 and December 30, 2017 were (in thousands):

	2018	2017
Type of Fee
Audit Fees (1)	$2,479	$1,500
Audit-Related Fees (2)	349	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$2,828	$1,500

(1) Audit fees for fiscal 2018 and 2017, consist of the audits of the consolidated financial statements included in the Annual Reports on Form 10-K for those years and reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during those years. Audit fees for fiscal 2018 also includes fees related to the issuance of our Senior Notes due 2026 in August 2018, and our issuance of equity in September 2018.

(2) Audit-related fees for fiscal 2018 are for due diligence services provided relating to our acquisition of Western Window Systems in August 2018.

OTHER BUSINESS

As of the date of this Proxy Statement, we have no knowledge of any business, other than as described herein and customary procedural matters that will be presented for consideration at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting. Moreover, our Board of Directors reserves the right to adjourn or possibly postpone the Meeting for failure to obtain a quorum or other based on any circumstances that our Board of Directors believes would cause such adjournments or postponements to be in the best interests of our stockholders.

STOCKHOLDER PROPOSALS OR NOMINATIONS FOR THE 2020 ANNUAL MEETING

Proxy Statement Proposals

To be considered for inclusion in next year’s proxy statement and form of proxy and acted upon at the 2020 annual meeting of stockholders (the “2020 Meeting”), proposals by stockholders for business other than director nominations must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, by December 22, 2019 and must comply with the other requirements of Rule 14a-8 of the Exchange Act.

Director Nominations

Our By-Laws establish advanced-notice procedures with regard to director nominations by stockholders. A formal nomination by a stockholder of a candidate for election as a director to be considered at the 2020 Meeting must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, between January 23, 2020 and February 22, 2020, in accordance with our By-Laws.

Matters for Annual Meeting Agenda

Our By-Laws also establish advance notice procedures with regard to other business to be brought before the 2019 Meeting. A formal notice of a matter to be presented at the 2020 Annual Meeting must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, between January 23, 2020 and February 22, 2020, in accordance with our By-Laws.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the 2020 Meeting, and all proposals and director nominations must comply with the requirements of Rule 14a-8 of the Exchange Act or our By-Laws, as applicable. All proposals and director nominations must be submitted in writing to: Chief Financial Officer, who is acting as our Secretary, PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275. The stockholder proponent must appear in person to present the proposal or director nomination at the 2020 Meeting or send a qualified representative to present such proposal or director nomination. Other than proposals submitted pursuant to, and in accordance with the requirements of, Rule 14a-8 of the Exchange Act, a stockholder is not entitled to have its proposal or director nomination included in next year’s proxy statement and form of proxy. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the applicable requirements of Rule 14a-8 of the Exchange Act or our By-Laws, the stockholder will not be permitted to include the proposal in the 2020 proxy statement and form or proxy or present the proposal or director nomination for a vote at the 2020 Meeting.

GENERAL INFORMATION

A copy of our 2018 Annual Report to Stockholders is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. Our 2018 Annual Report to Stockholders is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material. A copy of our 2018 Annual Report to Stockholders and this Proxy Statement are available without charge at www.proxydocs.com/PGTI. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Chief Financial Officer, who is acting as our Secretary.

We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

By Order of the Board of Directors,

Jeffrey T. Jackson
President and Chief Executive Officer

North Venice, Florida

April 22, 2019

APPENDIX A

PGT Innovations, Inc.

2019 Employee Stock Purchase Plan

Establishment, Purpose and Term of Plan.

Establishment.  The Board adopted the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) on April 15, 2019 (the “Effective Date”), subject to stockholder approval on or before the twelve (12) month anniversary of the Effective Date.  If stockholder approval is not received by such date, the Plan will have no effect.  Further, if stockholder approval of the Plan is not obtained by the 12-month anniversary of the Effective Date, any balance in a Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

Purpose.  The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the future of the Company through the purchase of Stock.  The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and the Plan shall be so construed.  The Plan provides for both Section 423 and non-Section 423 components.

Term of Plan.  The Plan shall continue in effect until the earliest of (i) its termination by the Committee, (ii) the issuance of all Stock available for issuance under the Plan and (iii) the day before the ten (10) year anniversary of the Effective Date.

Definitions and Construction.

Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 shall have the same definition herein.  Whenever used herein, the following terms shall have their respective meanings set forth below:

“Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under the Plan, to the extent permitted by applicable law.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.

“Change in Control” means:

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not be deemed to result in a Change in Control:  (I) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (B) below); (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (I), (II) and (III) of subsection (C) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 35% as a result of a transaction described in clause (I) or (I) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (B)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (I) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (II) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

approval by the Company’s stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (I), (II) and (III) of subsection (C) above.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

“Company” means PGT Innovations, Inc., a Delaware corporation, or any successor corporation thereto.

“Compensation” means, with respect to any Offering Period, base wages or salary, overtime, shift differentials, payments for paid time off, and payments in lieu of notice.  Compensation shall be limited to amounts actually payable in cash during the Offering Period.  Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, bonuses, commissions, compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

“Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 0 of the Plan.

“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423.  A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.

“Fair Market Value” means on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Administrator) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded.  If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Board or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

“Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies, as described in Sections 0, 0, and 0.

“Offering” means an offering of Stock pursuant to the Plan, as provided in Section 0.  More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

“Offering Date” means, for any Offering Period, the first day of such Offering Period.

“Offering Period” means a period, established by the Committee in accordance with Section 0, during which an Offering is outstanding.

“Officer” means any person designated by the Board as an officer of the Company.

“Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 0 and remains a participant in accordance with the Plan.

“Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan.  The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are, then, Participating Companies.

“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

“Purchase Period” means a period, established by the Committee in accordance with Section 0, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 0.

“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 0, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.  Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock” means the common stock, $0.01 par value per share, of the Company, as adjusted from time to time in accordance with Section 0.

“Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 0.

“Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Administration.

Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith.  Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 0) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees.  The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423.  Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 0.  Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.  Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

Power to Establish Separate Offerings with Varying Terms.  The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

Policies and Procedures Established by the Company.  Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (iv) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.  All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 0 and the regulations under Section 423.

Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Shares Subject to Plan.

Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 0, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 700,000 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof.  If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 0 and 0) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right.  The adjustments determined by the Committee pursuant to this Section 0 shall be final, binding and conclusive.

Eligibility.

Employees Eligible to Participate.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

Any Employee who has been employed by the Participating Company Group for a period of less than three months as of the first day of an Offering Period;

Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the

Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code.  For purposes of this Section 5(b), the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

Determination by Company.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be.  For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee. In addition, the Administrator may, for Offering Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Committee shall determine.  Offering Periods shall commence and end on dates determined by the Administrator.  Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.  If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date.  If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

Participation in the Plan.

Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including the Administrator) not later than the close of business on the Subscription Date established by the Company for that Offering Period.  An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period.  An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

Continued Participation.   A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (i) withdrawn from the Plan pursuant to Section 0, or (ii) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 0.  A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan.  However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 0 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

Right to Purchase Shares.

Grant of Purchase Right.  Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (ii) the Share Limit (determined as provided below).  The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (A) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (B) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period.  No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.  For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 300 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.  The Share Limit may be adjusted by the Committee prior to the start of an Offering Period.

Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time.  For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period.  The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 0 with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement.  For Non-United States Offerings, a Participant’s payroll deduction from his or her Compensation will be in the applicable local currency and will be converted into United States dollars based upon the exchange rate in effect on the Purchase Date.  The Subscription Agreement shall set forth the percentage or dollar amount of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages or dollars equivalent to not less than one percent (1%) (except as a result of an election pursuant to Section 0 to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%).  Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed Twenty-One Thousand Two Hundred Fifty Dollars ($21,250) in Fair Market Value.  The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

Commencement of Payroll Deductions.  Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner cancelled or terminated as provided herein.

Election Stop Payroll Deductions.  During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including the Administrator) a cancellation notice in accordance with the procedures prescribed by, and in a form acceptable to, the Company.  To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Purchase Date.  Upon such cancellation, the balance in the Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

Administrative Suspension of Payroll Deductions.  The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (i) under the Participant’s Purchase Right, or (ii) during a calendar year under the limit set forth in Section 0.  Unless the Participant has either withdrawn from the Plan as provided in Section 0 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (A) at the beginning of the next Offering Period if the reason for suspension was clause (i) in the preceding sentence, or (B) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (ii) in the preceding sentence.

Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant.  All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 0) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company unless otherwise required by applicable law.  All such amounts received or held by the Company may be used by the Company for any corporate purpose.

No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account unless otherwise required by applicable law.

Purchase of Shares.

Exercise of Purchase Right.

Generally.  Except as provided in Section 0, on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price.  However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law.  Notwithstanding Section 0, where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions.  The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law.  On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 0 to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock.  However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 0 any excess Purchase Price payment received from such Participant.

Pro Rata Allocation of Shares.  If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 0 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 0, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable.  Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

Delivery of Title to Shares.  Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (i) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (ii) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such shares of Stock to the Participant in certificate form.

Return of Plan Account Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date.  However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively.  A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

Provision of Reports and Stockholder Information to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 0.  The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.  In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

Withdrawal from Plan.

Voluntary Withdrawal from the Plan.  A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including the Administrator) a written or electronic notice of withdrawal on a form provided by the Company for this purpose.  Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date.  A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 0 and 0.  The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

Return of Plan Account Balance.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 0, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (unless otherwise required by applicable law), and the Participant’s interest in the Plan and the Offering shall terminate.  Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately.  In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 0, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate.  Interest shall not be paid on sums returned pursuant to this Section 0 unless otherwise required by applicable law.  A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 0 and 0.

Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock.  If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted.  All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution.  (A beneficiary designation pursuant to Section 0 shall not be treated as a disposition for this purpose.)  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 0.  A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed.  In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 0.  Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right.  The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right.  The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF.  THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

Designation of Beneficiary.

Designation Procedure.  Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (i) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (ii) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  A Participant may change his or her beneficiary designation at any time by written notice to the Company.

Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 0 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Governing law.

The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

Amendment and Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule.  In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

APPENDIX B

pgt innovations, inc.

2019 EQUITY and INCENTIVE Compensation PLAN

1.Purpose.  The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons, incentives and rewards for service and/or performance.

2.Definitions.  As used in this Plan:

(a)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)“Board” means the Board of Directors of the Company.

(d)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)“Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g)“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h)“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)“Company” means PGT Innovations, Inc., a Delaware corporation, and its successors.

(j)“Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Share Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)“Director” means a member of the Board.

(l)“Effective Date” means the date this Plan is approved by the Shareholders.

(m)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, dividend equivalents or other awards pursuant to this Plan.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(q)“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred.  If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee.  The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s)“Option Price” means the purchase price payable on exercise of an Option Right.

(t)“Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(u)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(v)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y)“Plan” means this PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(z)“Predecessor Plans” means the PGT, Inc. 2014 Omnibus Equity Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan, in each case including as amended or amended and restated.

(aa)“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb)“Restricted Share Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.

(cc)“Restriction Period” means the period of time during which Restricted Share Units are subject to restrictions, as provided in Section 7 of this Plan.

(dd)“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ee)“Stockholder” means an individual or entity that owns one or more Common Shares.

(ff)“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg)“Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.
(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Share Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 1,550,000 Common Shares.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan:  (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)Limit on Incentive Stock Options.  Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,550,000 Common Shares.

4.Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest.  Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f)Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g)Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h)No Option Right will be exercisable more than 10 years from the Date of Grant.  The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j)Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.Appreciation Rights.

(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights.  An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest.  Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.  The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.Restricted Shares.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).

(e)Any grant of Restricted Shares may specify Management Objectives regarding the vesting of such Restricted Shares.

(f)Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g)Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which will be subject to the same restrictions as the underlying award.  For the avoidance of doubt, any such dividends or other distributions on Restricted Shares shall be deferred until, and paid contingent upon, the vesting of such Restricted Shares.

(h)Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.  Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.Restricted Share Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Share Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)Notwithstanding anything to the contrary contained in this Plan, Restricted Share Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.

(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Share Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Share Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Share Units shall be deferred until and paid contingent upon the vesting of such Restricted Share Units.

(e)Each grant or sale of Restricted Share Units will specify the time and manner of payment of the Restricted Share Units that have been earned.  Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f)Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.Cash Incentive Awards, Performance Shares and Performance Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each grant will specify the number or amount of Performance Shares or Performance Units or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d)Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.

(e)The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.Other Awards.

(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Committee will determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.

(e)Each grant of an award under this Section 9 will be evidenced by an Evidence of Award.  Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f)Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10.Administration of this Plan.

(a)This Plan will be administered by the Committee.  The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof.  To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee shall be liable for any such action or determination made in good faith.  In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee:  (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange

Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.Adjustments.  The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.  The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.Change in Control.

(a)“Change in Control” Definition.  For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii)

the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board:  individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”);

(iii)

there is consummated a merger or amalgamation or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (A) a merger or amalgamation or consolidation which results in (1) the voting securities of the Company outstanding immediately prior to such merger or amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or amalgamation or consolidation and (2) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or amalgamation or consolidation or, if the Company or the entity surviving such merger or amalgamation or consolidation is then a Subsidiary, the ultimate parent thereof, or (B) a merger or amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(iv)

the Stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by Stockholders following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (I) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (II) for each award under the Plan that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(b)Treatment on Qualifying Termination Following Change in Control.  Unless otherwise determined by the Committee and evidenced in an Evidence of Award, in the event that (x) a Change in Control occurs, and (y) a Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(i)	any unvested or unexercisable portion of any award under the Plan carrying a right to exercise shall become fully vested and exercisable; and
(ii)

the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Plan shall lapse and such awards shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be achieved at the target level.

If the Committee determines in its discretion pursuant to Section 18(c) hereof to accelerate the vesting of Option Rights or Appreciation Rights in connection with a Change in Control, the Committee shall also have discretion in connection with such action to provide that all Option Rights and/or Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

(c)Certain Defined Terms.  For purposes of this Section 12, the following terms shall have the following meanings:

(i)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(ii)	“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(iii)	“Cause” has the meaning assigned to such term in the Evidence of Award or in any individual employment or severance agreement with the

Participant or, if any such agreement does not define “Cause,” Cause means:  (A) the commission of fraud or dishonesty by the Participant in the course of the Participant’s employment; (B) the indictment of, or conviction of or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any fraud or dishonesty; (C) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification or any other misconduct by the Participant which is materially injurious to the Company (including any of its Subsidiaries or Affiliates); (D) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by the Company (including any of its Subsidiaries or Affiliates) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (E) the Participant’s willful failure to comply with any policies or procedures of the Company as in effect from time to time provided that the Participant shall have been delivered a copy of such policies or procedures or such policies or procedures shall have been posted on a Company intranet or website; or (F) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (F) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (F)).

(iv)

“Good Reason” has the meaning set forth in any individual employment or severance agreement with the Participant, provided that if any such agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Participant.

(v)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

13.Detrimental Activity and Recapture Provisions.  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy.  In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.Non-U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

15.Transferability.

(a)Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution.  In no event will any such award granted under this Plan be transferred for value.  Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred.  Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16.Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.  If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant.  The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income.  In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction.  Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.Compliance with Section 409A of the Code.

(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder will be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.Amendments.

(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval.  This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.  Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.

(c)If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively.  Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.Governing Law.  This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.Effective Date/Termination.  This Plan will be effective as of the Effective Date.  No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date.  No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.  For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21.Miscellaneous Provisions.

(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)No Participant will have any rights as a Shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.

(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code.  The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.  Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.Share-Based Awards in Substitution for Awards Granted by Another Company.  Notwithstanding anything in this Plan to the contrary:

(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary.  Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.  The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan;

provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan.  In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

ANNUAL MEETING OF STOCKHOLDERS OF PGT INNOVATIONS, INC. May 22, 2019 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: You can obtain the Annual Report on Form 10-K and Proxy Statement at www.proxydocs.com/PGTI Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder/Title Date: Signature of Stockholder/Title Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two Class I directors, nominated by the Board of Directors, each to serve until the 2022 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified: NOMINEES: Alexander R. Castaldi William J. Morgan 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. 3. To approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan. 4. To approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan. 5. To approve the compensation of our Named Executive Officers (NEOs), on an advisory basis. 6. To vote on the frequency of the vote on the compensation of our NEOs, on an advisory basis. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, AND 5, AND “1 YEAR” AS THE OPTION FOR PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00000333333400001000 4 052219 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1 YEAR YEARS 3 YEARS ABSTAIN

PGT INNOVATIONS, INC. Proxy Card This Proxy is solicited on behalf of the Board of Directors of PGT INNOVATIONS, INC. for the Annual Meeting of Stockholders to be held on May 22, 2019. The undersigned stockholder of PGT Innovations, Inc. hereby appoints Jeffrey T. Jackson and Sherri Baker, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT Innovations, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236, on Wednesday, May 22, 2019 at 1:30 p.m. local time and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” both nominees set forth in proposal 1, “FOR” proposals 2, 3, 4, and 5, and “1 YEAR” selected as the option for proposal 6. The undersigned hereby acknowledges receipt of PGT Innovations, Inc.'s Annual Report for the 2018 fiscal year ended December 29, 2018 and the accompanying Notice of Annual Meeting and Proxy Statement and her1.1 14475eby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side. (Continued and to be signed on the reverse side.)